                                                                     Exhibit 4.7

                                CREDIT AGREEMENT
                          Dated as of February 4, 2004

                                     between

                       DELPHAX TECHNOLOGIES CANADA LIMITED

                                   as Borrower

                                       and

                     LASALLE BUSINESS CREDIT, a division of
                        ABN AMRO BANK N.V., CANADA BRANCH

                                    as Lender

                                TABLE OF CONTENTS

1.    DEFINITIONS AND INTERPRETATION.............................................................................    4

   (a)   General Definitions.....................................................................................    4
   (b)   Accounting Terms and Definitions; Interpretation........................................................   13

2.    LOANS......................................................................................................   14

   (a)   Revolving and Term Loan.................................................................................   14
   (b)   Margin and Other Requirements: Revolving Loans..........................................................   14
   (c)   Margin and Other Requirements: Term Loan................................................................   15
   (d)   Loan Accounts...........................................................................................   15

3.    REPAYMENT OF TERM LOANS....................................................................................   15

   (a)   Term Loan Facility......................................................................................   15
   (b)   Mandatory Prepayments of the Term Loan..................................................................   16
   (c)   VOLUNTARY PREPAYMENTS...................................................................................   16

4.    INTEREST, FEES AND CHARGES.................................................................................   16

   (a)   Rates of Interest.......................................................................................   16
   (b)   Other LIBOR Provisions..................................................................................   17
   (c)   Other BA Equivalent Provisions..........................................................................   19
   (d)   Computation of Interest and Fees........................................................................   20
   (e)   Maximum Interest........................................................................................   20
   (f)   Unused Line Fee.........................................................................................   20
   (g)   Examination and Appraisal Fees..........................................................................   21
   (h)   Capital Adequacy Charge.................................................................................   21

5.    LOAN ADMINISTRATION........................................................................................   21

   (a)   Loan Requests...........................................................................................   21
   (b)   Disbursement............................................................................................   22

6.    SECURITY...................................................................................................   22

7.    COLLECTIONS................................................................................................   23

   (a)   Blocked Accounts and Lock Boxes.........................................................................   23
   (b)   Rights of LaSalle.......................................................................................   24
   (c)   Application of Collections..............................................................................   24
   (d)   Dealings by LaSalle.....................................................................................   25
   (e)   Receipts by Borrower....................................................................................   25

8.    SCHEDULES AND REPORTS......................................................................................   25

   (a)   Activity Reports........................................................................................   25
   (b)   Borrowing Base Certificate..............................................................................   25
   (c)   Inventory Reports.......................................................................................   26
   (d)   Financial Reports.......................................................................................   26
   (e)   Authorized Officer......................................................................................   27

9.    TERMINATION................................................................................................   27

   (a)   Survival of Security Interests, Liens, etc..............................................................   27
   (b)   Prepayment..............................................................................................   27

10.      REPRESENTATIONS AND WARRANTIES..........................................................................   28

                                                                              2.

11.      COVENANTS...............................................................................................   33

12.      CONDITIONS PRECEDENT....................................................................................   40

   (a)   Closing Deliveries......................................................................................   40
   (b)   Post Closing Deliveries.................................................................................   42

13.      DEFAULT.................................................................................................   42

14.      REMEDIES UPON AN EVENT OF DEFAULT.......................................................................   44

15.      INDEMNIFICATION.........................................................................................   46

   (a)   General Indemnity.......................................................................................   46
   (b)   Environmental Indemnity.................................................................................   47

16.      MISCELLANEOUS...........................................................................................   47

   (a)   Notices.................................................................................................   47
   (b)   Choice of Governing Law and Construction................................................................   48
   (c)   Forum Selection and Service Of Process..................................................................   48
   (d)   Modification and Benefit of Agreement...................................................................   48
   (e)   Headings of Subdivisions................................................................................   48
   (f)   Power of Attorney.......................................................................................   49
   (g)   Waiver of Jury Trial, Other Waivers, Confidentiality....................................................   49
   (h)   Timing of Payments......................................................................................   49
   (i)   Canadian Currency.......................................................................................   49
   (j)   Judgment Currency.......................................................................................   50
   (k)   Severability............................................................................................   50
   (l)   Conflicts...............................................................................................   50
   (m)   Counterparts............................................................................................   51

                             SCHEDULES AND EXHIBITS

Schedule A                           Authorized Officers
Schedule B                           Business and Collateral Locations
Schedule C                           Permitted Liens
Schedule 10(c)                       Borrower Furniture, Fixtures and Equipment
Schedule 10(i)                       Actions and Proceedings
Schedule 10(q)                       Indebtedness
Schedule 10(s)                       Affiliates, Joint Ventures and Partnerships
Schedule 10(w)                       Intellectual Property
Schedule 10(z)                       Environmental Matters
Schedule 12(a)(iii)                  Closing Documents List

Exhibit 2(d)(ii)                     Form of Revolving Promissory Note
Exhibit 2(d)(ii)A                    Form of Term Note
Exhibit 5(a)                         Form of Notice of Borrowing
Exhibit 8(a)                         Form of Collateral Loan Report
Exhibit 8(b)                         Form of Borrowing Base Certificate
Exhibit 8(b)(ii)                     Form of Statutory Payables Report
Exhibit 8(d)                         Form of Financial Reporting Certificate

                                                                              3.

Exhibit 12(a)(ix)                    Form of Closing Certificate

                  CREDIT AGREEMENT dated as of February 4, 2004 between DELPHAX TECHNOLOGIES CANADA LIMITED, a corporation duly incorporated under the laws of the province of Ontario (the "BORROWER") and LASALLE BUSINESS CREDIT, a division of ABN AMRO BANK N.V., CANADA BRANCH, a Canadian branch of a Netherlands bank (such bank herein referred to as "LASALLE"), with its head office at Maritime Life Tower, 15th Floor, 79 Wellington Street West, Toronto (Ontario), M5K 1G8.

                                    RECITALS

                  WHEREAS, the Borrower desires that LaSalle extend certain loans, advances and other financial accommodations to the Borrower in order to refinance existing indebtedness and to provide for working capital and the parties wish to provide for the terms and conditions upon which such loans, advances and other financial accommodations shall be made;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the parties hereto agree as follows:

1.                DEFINITIONS AND INTERPRETATION

(a)               General Definitions.

                  The following terms have the following meanings when used herein:

                  "ACCOUNT", "CHATTEL PAPER", "DOCUMENT OF TITLE", "EQUIPMENT", "INTANGIBLE", "GOODS", "INSTRUMENT", and "INVENTORY" shall have the respective meanings assigned to such terms without initial capitals, as of the date of this Agreement, in the Ontario Personal Property Security Act ("PPSA").

                  "ACCOUNT DEBTOR" shall mean in respect of any Account the debtor obligated to make payment thereof.

                  "AGGREGATE COMMITMENT" shall mean the sum of four million U.S. Dollars (US $4,000,000) or the Canadian Dollar Equivalent Amount thereof plus the outstanding principal balance of the Term Loan on the date hereof.

                  "AGREEMENT" shall mean this Credit Agreement as it may be amended, supplemented, extended or restated from time to time.

                  "AUTHORIZED OFFICER" shall mean in respect of the Borrower each person whose name appears on SCHEDULE A hereto.

                  "BA" shall mean a bill of exchange in Canadian Dollars made by the Borrower and accepted by LaSalle at the Borrower's request.

                                                                              5.

                  "BA EQUIVALENT LOAN" shall mean a Loan bearing interest at the applicable BA Equivalent Rate.

                  "BA EQUIVALENT RATE" means at any time in respect of any dollar amount and any term of a BA Equivalent Loan, the rate of interest per annum, as determined by LaSalle in its sole discretion, which reflects the cost to LaSalle of obtaining funds at such time (whether or not any funds are actually obtained) in such dollar amount for a term substantially the same as such term.

                  "BA PERIOD" shall have the meaning ascribed thereto in SUBSECTION 4(c)(ii).

                  "BLOCKED ACCOUNT" shall have the meaning ascribed thereto in SUBSECTION 7(a) hereof.

                  "BORROWING" shall mean a borrowing or advance of credit hereunder consisting of any loans made to the Borrower on the same day by LaSalle.

                  "BORROWING BASE" shall mean at any time the lesser of the amounts then calculated as specified in SUBSECTIONS 2(b)(i) AND (ii) hereof.

                  "BORROWING BASE CERTIFICATE" shall have the meaning ascribed thereto in SUBSECTION 8(b) hereof and shall be in substantially the form of
EXHIBIT 8(b) hereto.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or (i) with respect to all matters, determinations, fundings and payments in connection with LIBO Rate Loans, any day on which banks in London, England or Toronto, Ontario are authorized or required to be closed for business, and (ii) with respect to all other matters any other day as banks in Toronto, Ontario are authorized or required to be closed for business.

                  "CANADIAN DOLLARS" or "CDN. $" shall mean the lawful currency of Canada.

                  "CANADIAN DOLLAR EQUIVALENT AMOUNT" shall mean, on any given date, the amount of Canadian Dollars which could be purchased with the relevant amount of a currency at the then applicable Spot Rate at 11:00 a.m. Toronto time on such date (and if such date is not a Business Day, on the preceding Business
Day) for the purchase of Canadian Dollars with such currency.

                  "CAPITAL ADEQUACY CHARGE" shall have the meaning ascribed thereto in SUBSECTION 4(h).

                  "CAPITAL ADEQUACY DEMAND" shall have the meaning ascribed thereto in SUBSECTION 4(h).

                  "CAPITAL EXPENDITURES" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by the Borrower during such period that are required by GAAP to be included in or reflected by the property, plant or equipment or similar fixed asset accounts (or in intangible accounts subject to amortization) in the balance sheet of the Borrower.

                                                                              6.

                  "CLOSING CERTIFICATE" shall have the meaning ascribed thereto in SUBSECTION 12(a)(ix) and shall be in substantially the form of EXHIBIT 12(a)(ix) hereto.

                  "CLOSING DATE" shall mean the date upon which the initial Revolving Loan is made.

                  "COLLATERAL" shall mean all of the undertaking, property and assets, present and future, real and personal, of the Borrower, including that specifically described in SECTION 6 hereof and all other undertaking, property and assets of any other Loan Party or any other Person now or hereafter pledged to LaSalle to secure, either directly or indirectly, repayment of any of the Liabilities.

                  "CONTAMINANT" shall mean all Hazardous Materials and all those substances which are regulated by or form the basis of liability under Environmental Laws or any other material or substance which constitutes a material health, safety or environmental hazard to any person or property.

                  "DEFAULT" shall mean any event, condition or default which with the giving of notice, the lapse of time or both would be an Event of Default.

                  "ELIGIBLE EQUIPMENT" shall mean machinery and Equipment of the Borrower which is acceptable to LaSalle in its sole discretion. Without limiting LaSalle's discretion, LaSalle shall, in general, consider Equipment to be Eligible Equipment if it meets, and so long as it continues to meet, all of the following requirements:

                  (i) it is owned by the Borrower and the Borrower has the right to subject it to a security interest in favour of LaSalle;

                  (ii) it is located on the premises listed on SCHEDULE B and is not in transit (except as consented by in writing by LaSalle);

                  (iii) it is not subject to any prior assignment, claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens, and is subject to a valid first ranking security interest in favour of LaSalle which is properly perfected in the province in which such Equipment is located;

                  (iv) LaSalle has determined in accordance with LaSalle's customary business practices that it is not unacceptable due to immateriality, obsolescence, age, type, category, condition or quality; for greater certainty, damaged or defective Equipment shall not be acceptable as Eligible Equipment; and

                  (v) it is not Equipment (A) with respect to which any of the representations and warranties contained in this Agreement or any Security Agreement are untrue or (B) which violates any of the covenants of the Borrower contained in this Agreement or any Security Agreement.

                  "ELIGIBLE INVENTORY" shall mean Inventory of the Borrower which is acceptable to LaSalle in its sole discretion. Without limiting LaSalle's discretion, LaSalle shall, in general,

                                                                              7.

consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, all of the following requirements:

                  (i) it is finished goods or raw material inventory owned by the Borrower and the Borrower has the right to subject it to a security interest in favour of LaSalle;

                  (ii) it is located on the premises listed on SCHEDULE B hereto or such other premises from time to time accepted in writing by LaSalle;

                  (iii) it is not subject to any prior assignment, claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens, has not given rise to an Account and is subject to a valid first ranking security interest in favour of LaSalle which is properly perfected in the province where such Inventory is located;

                  (iv) it is not work in process, stores, parts, samples, display or slow moving Inventory, and is held for sale or furnishing under contracts of service; it is (except as LaSalle may otherwise consent in writing) unspoiled and free from deficiencies which would, in LaSalle's sole determination, affect its market value;

                  (v) it is not in transit (except as consented to in writing by LaSalle), or stored with a bailee, consignee, warehouseman, processor or similar party or located on any leased premises unless LaSalle has given its prior written approval and the Borrower has caused any such bailee, consignee, warehouseman, processor, similar party or lessor to issue and deliver to LaSalle, in form and substance acceptable to LaSalle in its absolute discretion, such financing statements, warehouse receipts, waivers and other documents as LaSalle shall require;

                  (vi) LaSalle has determined that it is not unacceptable due to obsolescence, age, type, category, quantity, expiry or other factors; for greater certainty any packaging materials and any used or old, returned, damaged or defective or spoiled Inventory, Inventory unfit for intended usage or not readily saleable, and Inventory held or placed on consignment shall not be acceptable as Eligible Inventory; and

                  (vii) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement or any Security Agreement are untrue or (B) which violates any of the covenants of the Borrower contained in this Agreement or any Security Agreement or (C) with a demonstration unit.

                  "ENVIRONMENTAL CLAIMS" shall mean any written notice of violation, claim, deficiency, demand, abatement or other order or prosecution by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other

                                                                              8.

adverse effects on the environment, or for fines, penalties, convictions or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or non-accidental Releases), of, or exposure to, any Contaminant at, in, by or from any of the properties of the Borrower or any Loan Party, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Contaminants in connection with the operation of any of the properties of the Borrower or any Loan Party or (iii) the violation, or alleged violation by Borrower or any Loan Party, of any statutes, ordinances, orders, rules, regulations, permits or licenses of or from any Governmental Authority, agency or court relating to environmental matters connected with any of the properties of the Borrower or any Loan Party, under any applicable Environmental Laws.

                  "ENVIRONMENTAL LAWS" includes, without limitation, the Environmental Protection Act (Ontario), the Canadian Environmental Protection Act, the Canadian Transportation of Dangerous Goods Act, the Ontario Water Resources Act, the Dangerous Goods Transportation Act (Ontario), the Occupational Health and Safety Act (Ontario), the Fisheries Act (Canada) and the Gasoline Handling Code and Gasoline Handling Act (Ontario) and regulations thereunder, and laws and regulations respecting pesticides, fisheries regulation and water resource management, as all of the aforesaid laws and regulations have been and hereafter may be amended or supplemented, and any related or analogous present or future federal, provincial or local, statutes, rules having the force of law, regulations, ordinances, licenses, permits and interpretations having the force of law, orders of regulatory and administrative bodies and guidelines.

                  "EVENT OF DEFAULT" shall have the meaning ascribed thereto in
SECTION 13 hereof.

                  "EXCESS AVAILABILITY" shall mean, as of any date of determination by LaSalle, the excess, if any, of (i) the Borrowing Base over
(ii) the aggregate of the outstanding Revolving Loans as of the close of business on such date. For purposes of calculating Excess Availability and the amount of the Borrowing Base relating thereto, LaSalle may, in the exercise of its sole discretion, and without prejudice to its ability to establish other reserves as set out in this Agreement, establish a reserve in an aggregate amount based on the Borrower's outstanding debt which is not current (in accordance with its terms of payment as verified by LaSalle) or which is past due as of such date of determination, to the extent thereof, and a reserve in an aggregate amount based on outstanding cheques issued by the Borrower, to the extent thereof.

                  "FINANCIAL REPORTING CERTIFICATE" shall mean a certificate in substantially the form of EXHIBIT 9(d) hereto.

                  "GAAP" shall mean at any time generally accepted accounting principles and policies as in effect at such time in Canada.

                  "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, be any of the foregoing.

                                                                              9.

                  "GUARANTOR" shall mean Delphax Technologies, Inc., a Minnesota corporation.

                  "HAZARDOUS MATERIALS" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous goods, waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Laws and any other toxic, reactive, or flammable chemicals, including (without limitation) any friable asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, that in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further that, without limitation, to the extent that the applicable laws of any province establish a meaning for "waste", "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any federal Environmental Laws, such broader meaning shall apply in the relevant province.

                  "INDEMNIFIED PARTY" shall have the meaning ascribed thereto in
SECTION 15 hereof.

                  "LIABILITIES" shall mean any and all present and future obligations, liabilities and indebtedness of the Borrower to LaSalle or to any parent, affiliate or subsidiary of LaSalle of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

                  "LIBO INTEREST PERIOD" shall have the meaning ascribed thereto in SECTION 4(a) hereof.

                  "LIBO RATE" shall mean , with respect to any LIBO Rate Loan for any LIBO Interest Period, a rate per annum equal to (a) the offered rate for deposits in United States Dollars for a period equal to such LIBO Interest Period as it appears on Telerate page 3750 as of 11:00 a.m. (London time) two
(2) Business Days prior to the first day of such LIBO Interest Period. "Telerate page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 of that service or such other service as may be nominated by the British Bankers' Association as the vendor for the purpose of displaying British Bankers' Association interest settlement rates for United States Dollar deposits) divided by (b) a number equal to 1.0 minus the maximum reserve percentages (expressed as a decimal fraction) including, without limitation, basic supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by LaSalle Business Credit, LLC by the Board of Governors of the Federal Reserve System. The LIBO Rate shall be adjusted automatically on and as of the effective date of any change in such reserve percentage.

                                                                             10.

                  "LIBO RATE LOANS" shall mean the Loans bearing interest with reference to the LIBO Rate.

                  "LOAN" or "LOANS" shall mean any and all Revolving Loans and the Term Loan made by LaSalle pursuant to SECTION 2 hereof and all other loans, advances and financial accommodations made by LaSalle to or on behalf of the Borrower hereunder.

                  "LOAN PARTY" shall mean each Person who is or shall become primarily or secondarily liable for any of the Liabilities, including without limitation the Guarantor.

                  "LOCK BOX" shall have the meaning ascribed thereto in SUBSECTION 7(a) hereof.

                  "MATERIAL ADVERSE EFFECT" shall mean with respect to any Person, and with respect to any event, act, condition or occurrence of whatever nature (including, without limitation, a labour union strike or lockout and any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of the business, property, assets, operations, condition (financial or otherwise) or prospects of such Person.

                  "MATURITY DATE" shall mean January 30, 2007.

                  "MISSISSAUGA PROPERTIES" shall mean the properties municipally known as 5030 Timberlea Boulevard, Mississauga, Ontario and 5050 Tomken Road, Mississauga, Ontario.

                  "NET ORDERLY LIQUIDATION VALUE" means the net value of unencumbered (except to LaSalle) Eligible Equipment based on definitions and assumptions acceptable to LaSalle in its sole discretion and confirmed in an appraisal report by an accredited appraiser satisfactory to LaSalle in its sole discretion.

                  "NOTE" shall mean the Revolving Note or the Term Note.

                  "NOTICE OF BORROWING" shall have the meaning ascribed thereto in SUBSECTION 5(a).

                  "OTHER AGREEMENTS" shall mean all agreements, instruments and documents including, without limitation, guarantees, mortgages, hypothecs, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of the Borrower or any other Person (including any Loan Party) and delivered to LaSalle or to any parent, affiliate or subsidiary of LaSalle in connection with the Liabilities or the transactions contemplated hereby as each of the same may be amended, restated, modified or supplemented from time to time.

                  "PERMITTED LIENS" shall mean (i) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder, (ii) liens or

                                                                             11.

security interests in favour of LaSalle or the U.S. Lender, (iii) zoning restrictions and easements, rights of way, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on the ability of the owner or user thereof to use such real property for its intended purpose in connection with its business, (iv) liens and prior claims securing the payment of taxes or other governmental charges not yet delinquent or being contested in good faith and by appropriate proceedings, (v) liens securing a purchase money obligation or liens incurred or deposits made in the ordinary course of business in connection with capitalized leases for purchase of, and in each case applying only to, Equipment permitted as Capital Expenditures under SUBSECTION 11(o), the documents relating to such liens to be in form and substance acceptable to LaSalle, (vi) deposits to secure performance of bids, trade contracts, leases and statutory obligations (to the extent not excepted elsewhere herein); (vii) liens set forth on SCHEDULE C or specifically permitted by LaSalle in its sole discretion and in writing from time to time; (viii) any lien arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by a lien permitted by any of the foregoing SECTIONS (i) THROUGH (vii) inclusive; provided, that (A) such indebtedness is not secured by any additional assets, and (B) the amount of such indebtedness is not increased, (ix) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation, (x) rights of setoff, banker's lien and other similar rights arising solely by operation of law, and (xi) liens subordinated to the liens and security interests described in (ii) above by agreements satisfactory in form and substance to LaSalle in its absolute discretion.

                  "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or local government (whether federal, provincial, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

                  "PRIME RATE" shall mean the floating annual rate of interest established from time to time by LaSalle as the reference rate for determining interest rates on commercial loans made in Canada in the lawful currency of Canada and designated as its prime rate; provided that under no circumstances shall the Prime Rate be less than the market bid rate determined by LaSalle as the average of bid rates for 30 day Canadian dollar bankers' acceptances that appear on the Reuters Screen CDOR Page at 10:00 a.m. (Toronto time) on the applicable day plus one and one half percent (1.5%) per annum. The Prime Rate is not intended to be the lowest or most favourable rate of LaSalle in effect at any time. It shall vary from time to time as determined by LaSalle.

                  "PRIME RATE LOAN" shall mean a Loan in the lawful currency of Canada that bears interest based on the Prime Rate. "PRIME RATE REVOLVING LOAN" shall mean a Revolving Loan that is a Prime Rate Loan and "PRIME RATE TERM LOAN" shall mean a Term Loan that is a Prime Rate Loan.

                  "RELEASE" shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in Environmental Laws, and shall include any threatened Release, as defined in Environmental Laws; provided, that in the event that any Environmental Law is amended so as

                                                                             12.

to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment.

                  "REGULATORY CHANGE" shall have the meaning ascribed thereto in SUBSECTION 4(b)(iii).

                  "REVOLVING CREDIT COMMITMENT" shall mean Four Million U.S. Dollars (U.S. $4,000,000) or the Canadian Dollar Equivalent Amount thereof.

                  "REVOLVING LOANS" shall have the meaning ascribed thereto in SUBSECTION 2(a) hereof.

                  "REVOLVING NOTE" shall mean the revolving promissory note executed by the Borrower in favour of LaSalle pursuant to SUBSECTION 2(d)(ii) in substantially the form of EXHIBIT 2(d)(ii) hereto.

                  "SECURITY" shall have the meaning ascribed thereto in SECTION 6 hereof.

                  "SECURITY AGREEMENT" shall mean any security agreement executed by the Borrower or any other Loan Party from time to time regarding the pledge and grant of mortgages, charges, assignments, hypothecs, pledges and security interests to LaSalle of Collateral.

                  "SPOT RATE" shall mean in respect of a currency, the rate determined by LaSalle by reference to applicable currency markets to be the spot rate for the purchase by LaSalle of such currency with another currency through its main Toronto branch at approximately 11:00 a.m. (Toronto time) on the date as of which the foreign exchange computation is made; provided that if at the time of any such determination, no such spot rate can be reasonably quoted, LaSalle may use any method as it deems applicable to determine such rate hereunder, and such determination shall be conclusive absent manifest error.

                  "STATUTORY PAYABLES REPORT" shall have the meaning ascribed thereto in SUBSECTION 8(b)(ii).

                  "TANGIBLE NET WORTH" shall have the meaning ascribed thereto in the U.S. Loan and Security Agreement.

                  "TAX" shall mean, in relation to any LIBO Rate Loan and the applicable LIBO Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required to be paid by LaSalle and/or to be withheld or deducted from any payment otherwise required hereby to be made by the Borrower to LaSalle; provided, that the term "Tax" shall not include any taxes imposed upon the net income of LaSalle.

                  "TERM LOAN FACILITY" shall have the meaning ascribed thereto in SUBSECTION 2(c).

                  "TERM LOAN" shall have the meaning ascribed thereto in SUBSECTION 2(a) hereof.

                                                                             13.

                  "TERM NOTE" shall mean the term promissory note executed by the Borrower in favour of LaSalle pursuant to SUBSECTION 2(d)(ii) in substantially the form of EXHIBIT 2(d)(ii)A hereto.

                  "TYPE" shall mean, with respect to any Loan, whether such Loan is a Prime Rate Loan, LIBO Rate Loan, BA Equivalent Loan or a U.S. Base Rate Loan.

                  "UNITED STATES" or "U.S." shall mean the United States of America.

                  "UNITED STATES DOLLARS" or "U.S. DOLLARS" shall mean the lawful currency of the United States.

                  "U.S. BASE RATE" shall mean the floating annual rate of interest established from time to time by LaSalle as the reference rate for determining interest rates on commercial loans made in Canada in U.S. Dollars and designated as its U.S. Base Rate. The U.S. Base Rate is not intended to be the lowest or most favourable rate of LaSalle in effect at any time. It shall vary from time to time as determined by LaSalle.

                  "U.S. BASE RATE LOAN" shall mean a Revolving Loan or a Term Loan in U.S. Dollars that bears interest based on the U.S. Base Rate.

                  "U.S. LENDER" shall mean LaSalle Business Credit, LLC.

                  "U.S. LOAN AND SECURITY AGREEMENT" shall mean that certain loan and security agreement dated February 4, 2004 between the U.S. Lender and the Guarantor, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b)               Accounting Terms and Definitions; Interpretation.

                  Unless otherwise defined or specified herein, all defined terms in SUBSECTION 1(a) as used in this Agreement shall have the meanings set out in such subsection, and all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the financial statements delivered by the Borrower to LaSalle on or before the Closing Date. The financial statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited financial statements delivered to LaSalle by the Borrower on or before the Closing Date, the certificates required to be delivered pursuant to SUBSECTION 8(d) demonstrating compliance with the covenants contained herein shall include, upon the request of LaSalle, calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date. References herein to sections and subsections hereof shall include such sections and subsections as amended or modified. Nothing in this Agreement or in any Other Agreement providing for Permitted Liens or otherwise permitting the existence or granting of any lien, charge, security interest or other encumbrance (each an "ENCUMBRANCE") shall or shall be deemed to grant any subordination or postponement in favour of the holder of any Encumbrance, the priority of all such Encumbrances to be determined by other applicable law.

                                                                             14.

2.                LOANS

                  Subject to the terms and conditions of this Agreement and the Other Agreements, absent the existence of a Default:

(a)               Revolving and Term Loan.

                  LaSalle shall make such revolving loans and advances as part of the revolving facilities hereunder (the "REVOLVING LOANS") in whatever Type, and a term loan and advance under the Term Loan Facility (the "TERM LOAN") to or for the account of the Borrower as the Borrower shall from time to time request, in accordance with the terms hereof. Subject to the provisions hereof requiring earlier repayment, all Revolving Loans and the Term Loan shall be repaid in full upon the earlier to occur of (i) the end of the term of this Agreement and (ii) their acceleration pursuant to SECTION 14 of this Agreement. If at any time the outstanding aggregate principal balance of the Revolving Loans and the Term Loan made to the Borrower exceeds any limit expressed herein (whether or not such excess results from any change in exchange rates between U.S. Dollars and Canadian Dollars), the Borrower shall immediately, and without the necessity of a demand by LaSalle, pay to LaSalle (or cause to be paid to LaSalle) such amount as may be necessary to eliminate such excess, and LaSalle shall apply any such payment to it against the outstanding principal balance of the Revolving Loans and the Term Loan as it may determine in its sole discretion. In particular, if at any time the outstanding principal balance of the Loans, expressed as the Canadian Dollar Equivalent Amount thereof, exceeds the Aggregate Commitment or the amount of Revolving Loans, expressed as the Canadian Dollar Equivalent Amount thereof, exceeds the amount of the Borrowing Base, the Borrower shall immediately pay to LaSalle such amount as may be necessary to eliminate such excess, and LaSalle shall apply such payment in such order as LaSalle shall determine in its sole discretion. The Borrower hereby authorizes LaSalle to charge any of the Borrower's accounts to make any payments, whether of principal, interest or otherwise, required by this Agreement.

(b)               Margin and Other Requirements: Revolving Loans.

                  LaSalle shall make Revolving Loans to the Borrower in U.S. Dollars by way of U.S. Base Rate Loans and/or LIBO Rate Loans and/or in Canadian Dollars by way of BA Equivalent Loans and/or Prime Rate Loans. The Canadian Dollar Equivalent Amount of all such Revolving Loans outstanding at any time shall not exceed the lesser of the following:

                  (i) the sum of the following amounts at such time expressed as the Canadian Dollar Equivalent Amount thereof:

                           A. an amount in LaSalle's discretion up to eighty-five percent (85%) of the value of Eligible Inventory, calculated on the basis of the net recovery value as determined by an appraiser acceptable to LaSalle; minus

                           B. such reserve amount(s) as LaSalle elects to establish from time to time in the exercise of its sole discretion including, without limitation, reserves for potential preferential creditor items

                                                                             15.

                                    (including, without limitation, if needed in LaSalle's sole discretion, amounts in respect of suppliers' repossession rights pursuant to the Bankruptcy and Insolvency Act (Canada) or similar suppliers' rights in Quebec pursuant to the Quebec Civil Code, and amounts in respect of payments that may become owing to landlords that have not entered into an agreement with LaSalle satisfactory to LaSalle); and

                  (ii)     the Revolving Credit Commitment.

(c)               Margin and Other Requirements: Term Loan.

                  LaSalle shall make a Term Loan to the Borrower as set out below in U.S. Dollars by way of U.S. Base Rate Loan and/or LIBO Rate Loan. The amount of such Term Loan outstanding at any time shall not exceed the following amounts at such time under a facility (the "TERM LOAN FACILITY") of the lesser of (x) One Million Forty-Two Thousand U.S. Dollars (U.S.$ 1,042,000) and (y) an amount in LaSalle's discretion up to eighty percent (80%) of the Net Orderly Liquidation Value of Eligible Equipment.

                  There shall be only one advance under the Term Loan Facility, which shall be fully advanced on the Closing Date and there shall be no right to further Term Loans thereafter under such facility. Notwithstanding the foregoing, the Borrower may draw a Term Loan that is a LIBO Rate Loan to replace a Term Loan that is a U.S. Base Rate Loan and draw a Term Loan that is a U.S. Base Rate Loan to replace a Term Loan that is a LIBO Rate Loan.

(d)               Loan Accounts.

                  (i) The accounts or records maintained by LaSalle shall be conclusive evidence, absent manifest error, of the amount of the Loans made by LaSalle to the Borrower, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

                  (ii)     The Borrower shall execute and deliver to LaSalle a
                           Note in respect of Revolving Loans and in respect of Loans made or to be made under the Term Loan Facility.

3.                REPAYMENT OF TERM LOANS.

(a)               Term Loan Facility.

                  The Borrower shall on the first day of each month, commencing on the first day of March, 2004, pay to LaSalle a principal repayment of the Term Loan under the Term Loan Facility in the amount of Fourteen Thousand Four Hundred Seventy Three U.S. Dollars. (US $14,473).

                                                                             16.

(b)               Mandatory Prepayments of the Term Loan.

                  (i) Sale of Assets. Upon receipt of the proceeds of the sale or other disposition of any Equipment or real property of the Borrower which is subject to a mortgage in favour of LaSalle, or if any of the Equipment or real property subject to such mortgage is damaged, destroyed or taken by a condemnation in whole or in part, the proceeds thereof shall be paid by the Borrower to the LaSalle as a mandatory prepayment of the Term Loan, such payment to be applied against the remaining installments of principal of the Term Loan in the inverse order of their maturities until repaid in full, and then against the other Liabilities, in each case as determined by LaSalle, in its sole discretion.

(c)               VOLUNTARY PREPAYMENTS.

                  Subject to SUBSECTIONS 4(c)(iii), (e) AND 9(b), upon payment to LaSalle of a prepayment fee equal to the amount of any prepayment multiplied by the percentage in SUBSECTION 9(b) that would apply if this Agreement were then terminated, the Borrower may prepay the Term Loan at any time, so long as the amount of such prepayment is equal to or greater than $500,000.

4.                INTEREST, FEES AND CHARGES

(a)               Rates of Interest.

                  Interest accrued on all Loans shall be due and be paid by the Borrower on the earliest of: (i) the last day of each month (for such month) and, in the case of LIBO Rate Loans and BA Equivalent Loans the last day of the applicable LIBO Interest Period or BA Period, computed through the immediately preceding day; (ii) the date of acceleration following the occurrence of an Event of Default in consequence of which LaSalle elects to accelerate their maturity and payment; or (iii) termination of this Agreement pursuant to SECTION 9 hereof. Interest shall accrue on the principal amount of the Revolving Loans made to the Borrower outstanding at the end of each day at a fluctuating rate per annum equal to one and three quarters percent (1.75%) above the Prime Rate in the case of Prime Rate Loans, three and one quarter percent (3.25%) above the BA Equivalent Rate on the first day of the applicable BA Period in the case of BA Equivalent Loans which rate shall apply during such BA Period, one quarter of one percent (0.25%) above the U.S. Base Rate in the case of U.S. Base Rate Loans and three and one quarter percent (3.25%) above the LIBO Rate for the applicable LIBO Interest Period in the case of LIBO Rate Loans. "LIBO INTEREST PERIOD" shall mean any continuous period of thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days, as selected from time to time by the Borrower by irrevocable notice (in writing, by telecopy, telex, telegram, electronic mail or cable) given to LaSalle not less than three (3) Business Days prior to the first day of each respective LIBO Interest Period; provided that: (A) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) the final LIBO Interest Period shall be such that its expiration occurs on or before the end of the Maturity Date; and (C) if for any reason the Borrower shall fail to timely select a period, then such Loans shall continue as, or revert to, U.S. Base Rate Loans.

                                                                             17.

                  Interest shall accrue on the principal amount of the Term Loan made to the Borrower outstanding at the end of each day at a fluctuating rate per annum equal to one half of one percent (0.50%) above U.S. Base Rate in the case of U.S. Base Rate Loans and three and one half percent (3.50%) in excess of the LIBO Rate for the applicable LIBO Interest Period in the case of LIBO Rate Loans.

                  The rate of interest payable on Prime Rate or U.S. Base Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate or U.S. Base Rate, effective as of the opening of business on the day that any such change in the Prime Rate or U.S. Base Rate occurs. Upon and following the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest payable on demand at a rate per annum equal to the rate of interest then in effect under this SUBSECTION 4(a) plus two percent (2%) per annum.

(b)               Other LIBOR Provisions.

                  (i) Subject to the provisions of this Agreement, the Borrower shall have the option (A) as of any date, to convert all or any part of the U.S. Base Rate Loans to, or request that new Revolving Loans denominated in U.S. Dollars be made as, LIBO Rate Loans of various LIBO Interest Periods, (B) as of the last day of any LIBO Interest Period, to continue all or any portion of the relevant LIBO Rate Loans as LIBO Rate Loans; (C) as of the last day of any LIBO Interest Period, to convert all or any portion of the LIBO Rate Loans to U.S. Base Rate Loans; and (D) at any time, to request new Revolving Loans as U.S. Base Rate Loans; provided, that Loans may not be continued as or converted to LIBO Rate Loans if the continuation or conversion thereof would violate the provisions of SUBSECTIONS 4(b)(ii) or 4(b)(iii) of this Agreement of if an Event of Default has occurred.

                  (ii) LaSalle's determination of the LIBO Rate as provided above shall be conclusive, absent manifest error. Furthermore, if LaSalle determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any LIBO Interest Period that (A) U.S. Dollar deposits of sufficient amount and maturity for funding the Loans are not available to LaSalle in the London Interbank Eurodollar market in the ordinary course of business, or (B) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by the Borrower to be LIBO Rate Loans or the Loans bearing interest at the rates set forth in SUBSECTION 4(a) of this Agreement shall not represent the effective pricing to LaSalle for U.S. Dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve requirements required by any Governmental Authority to the extent not given effect in determining the rate), LaSalle shall promptly notify the Borrower and
                           (1) all existing LIBO Rate Loans shall convert to U.S. Base Rate Loans upon the end of

                                                                             18.

                           the applicable LIBO Interest Period, and (2) no additional LIBO Rate Loans shall be made until such circumstances are cured.

                  (iii) If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any Governmental Authority or any central bank or other fiscal, monetary or other authority having jurisdiction over LaSalle or its lending offices (a "REGULATORY CHANGE"), shall, in the opinion of counsel to LaSalle, make it unlawful for LaSalle to make or maintain LIBO Rate Loans, then LaSalle shall promptly notify the Borrower and (A) the LIBO Rate Loans shall immediately convert to U.S. Base Rate Loans on the last Business Day of the then existing LIBO Interest Period or on such earlier date as required by law and
                           (B) no additional LIBO Rate Loans shall be made until such circumstance is cured.

                  (iv) If, for any reason, a LIBO Rate Loan is paid prior to the last Business Day of any LIBO Interest Period or if a LIBO Rate Loan does not occur on a date specified by the Borrower in its request (other than as a result of a default by LaSalle), the Borrower agrees to indemnify LaSalle against any loss (including any loss on redeployment of the deposits or other funds acquired by LaSalle to fund or maintain such LIBO Rate Loan) cost or expense incurred by LaSalle as a result of such prepayment.

                  (v) If any Regulatory Change (whether or not having the force of law) shall (A) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, LaSalle; (B) subject LaSalle or the LIBO Rate Loans to any Tax or change the basis of taxation of payments to LaSalle of principal or interest due from the Borrower to LaSalle hereunder (other than a change in the taxation of the overall net income of LaSalle); or (C) impose on LaSalle any other condition regarding the LIBO Rate Loans or LaSalle's funding thereof, and LaSalle shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to LaSalle of making or maintaining the LIBO Rate Loans or to reduce the amount of principal or interest received by LaSalle hereunder, then the Borrower shall pay to LaSalle, on demand, such additional amounts as LaSalle shall, from time to time, determine are sufficient to compensate and indemnify LaSalle from such increased cost or reduced amount.

                  (vi) LaSalle shall receive payments of amounts of principal of and interest with respect to the LIBO Rate Loans free and clear of, and without deduction for, any Taxes. If (A) LaSalle shall be subject to any Tax in respect of any LIBO Rate Loan or any part thereof or, (B) the Borrower shall be required to withhold or deduct any Tax from any such amount, the

                                                                             19.

                           LIBO Rate applicable to such LIBO Rate Loans shall be adjusted by LaSalle to reflect all additional costs incurred by LaSalle in connection with the payment by LaSalle or the withholding by the Borrower of such Tax and the Borrower shall provide LaSalle with a statement detailing the amount of any such Tax actually paid by the Borrower. Determination by LaSalle of the amount of such costs shall be conclusive, absent manifest error. If, after any such adjustment, any part of any Tax paid by LaSalle is subsequently recovered by LaSalle, LaSalle shall reimburse the Borrower to the extent of the amount so recovered. A certificate of an officer of LaSalle setting forth the amount of such recovery and the basis therefore shall be conclusive, absent manifest error.

                  (vii) Each request for LIBO Rate Loans shall be in an amount less than One Million U.S. Dollars (U.S. $1,000,000), and in integral multiples of, One Hundred Thousand U.S. Dollars (U.S. $100,000).

                  (viii) Unless otherwise specified by the Borrower, all Loans in U.S. Dollars shall be U.S. Base Rate Loans.

                  (ix) No more than five LIBO Interest Periods may be in effect with respect to outstanding LIBO Rate Loans at any one time.

(c)               Other BA Equivalent Provisions.

                  (i) Subject to the provisions of this Agreement, the Borrower shall have the option (A) as of any date, to convert all or any part of the Prime Rate Loans to, or request that new Revolving Loans denominated in Canadian Dollars be made as, BA Equivalent Loans of various BA Periods; (B) as of the last day of any BA Period, to continue all or any portion of the relevant BA Equivalent Loans as BA Equivalent Loans ;
                           (C) as of the last day of any BA Period to convert all or any portion of the BA Equivalent Loans to Prime Rate Loans. Any BA Equivalent Loan not repaid in full on the end of the applicable BA Period or its acceleration pursuant to SECTION 14 of this Agreement shall be deemed to be a Prime Rate Loan and shall be subject to the provisions of this Agreement applicable to Prime Rate Loans.

                  (ii) LaSalle shall not be obliged to advance or convert to any BA Equivalent Loan during the continuance of any Default of Event of Default or if such Loan: (A) matures on a day which is not a Business Day; (B) matures subsequent to the Maturity Date; (C) has a term of less than thirty (30) days or more than ninety (90) days (each such term a "BA PERIOD"); or
                           (D) is less than One Million Canadian Dollars (Cdn. $1,000,000), or an integral multiple of One Hundred Thousand Canadian Dollars (Cdn. $100,000) in excess thereof.

                                                                             20.

                  (iii) Subject to the provisions of this Agreement requiring earlier repayment, no prepayment of any BA Equivalent Loan shall be made prior to the maturity date of such BA Equivalent Loan.

                  (iv) If, for any reason, a BA Equivalent Loan is paid prior to the last Business Day of any BA Period or if a BA Equivalent Loan does not occur on a date specified by the Borrower in its request (other than as a result of a default by LaSalle), the Borrower agrees to indemnify LaSalle against any loss (including any loss on redeployment of the deposits or other funds acquired by LaSalle to fund or maintain such BA Equivalent Loan) cost or expense incurred by LaSalle as a result of such prepayment.

                  (v) Unless otherwise specified by the Borrower, all Loans in Canadian Dollars shall be Prime Rate Loans.

(d)               Computation of Interest and Fees.

                  Interest hereunder shall be determined daily, and calculated monthly not in advance and (in the case of LIBO Rate Loans) at the end of any applicable LIBO Interest Period, both before and after default and judgment. In the case of U.S. Base Rate Loans and LIBO Rate Loans, interest shall be computed on the actual number of days elapsed over a year consisting of three hundred and sixty (360) days. In the case of Prime Rate Loans or BA Equivalent Loans, interest shall be computed on the actual number of days elapsed over a year consisting of three hundred and sixty-five (365) days. For the purpose of the Interest Act (Canada) only, the yearly rate of interest to which any rate for a period less than a year is equivalent is such rate, divided by the number of days in such period, and multiplied by the actual number of days in the year. Notwithstanding any other provision hereof, all determinations and calculations of interest rates and amounts hereunder by LaSalle shall be conclusive absent (in the case of any calculation of an amount based on a particular rate) manifest mathematical error in calculating such amount. For the purpose of computing interest hereunder, all items of payment received by LaSalle shall be deemed applied by LaSalle on account of the related Loan (subject to final payment of such items) upon receipt by LaSalle of good funds in LaSalle's account located in Toronto, Ontario.

(e)               Maximum Interest.

                  It is the intent of the parties that the rate of interest and the other charges under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which LaSalle may lawfully charge, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the payor thereof.

(f)               Unused Line Fee.

                  The Borrower shall pay to LaSalle monthly in arrears on the first Business Day of each month, an unused line fee equal to three-eighths of one percent (.375%) per annum on the daily average amount by which the Revolving Credit Commitment exceeds the outstanding principal balance of the Revolving Loans, all as defined in this Agreement and all expressed as

                                                                             21.

the Canadian Dollar Equivalent Amount thereof. The unused line fee shall accrue from the Closing Date until the last day of the term of this Agreement.

(g)               Examination and Appraisal Fees.

                  In addition to the costs and expenses described in SUBSECTION 11(p) hereof, the Borrower shall pay to LaSalle an examination fee equal to Seven Hundred and Fifty U.S. Dollars (U.S. $750) per person per day for any audit, inspection or other activity described in the first sentence of SUBSECTION 11(c) hereof and conducted or undertaken before or after the date of this Agreement, plus all out-of-pocket expenses incurred by LaSalle including, without limitation, travel expenses, payable as incurred.

(h)               Capital Adequacy Charge.

                  If LaSalle shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by LaSalle with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority enacted after the Closing Date, does or shall have the effect of reducing the rate of return on LaSalle's capital as a consequence of its obligations hereunder to a level below that which LaSalle could have achieved but for such adoption, change or compliance (taking into consideration LaSalle's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by LaSalle to the Borrower of a written demand therefor (the "CAPITAL ADEQUACY DEMAND") together with the certificate described below, the Borrower shall pay to LaSalle such additional amount or amounts (the "CAPITAL ADEQUACY CHARGE") as will compensate LaSalle for such reduction in respect of its Loans hereunder. A certificate of LaSalle claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to LaSalle, and the method by which such amount was determined. In determining such amount, LaSalle may use any averaging and attribution method, applied on a non-discriminatory basis.

5.                LOAN ADMINISTRATION

(a)               Loan Requests.

                  A request for a Loan shall be made or shall be deemed to be made, each in the following manner: (i) the Borrower shall give LaSalle same day notice, no later than 12:00 noon (Toronto time) on such day, of its intention to borrow a Prime Rate Loan, BA Equivalent Loan or U.S. Base Rate Loan and at least three (3) Business Days prior notice of its request of a Revolving Loan as a LIBO Rate Loan, which notice shall be substantially in the form of EXHIBIT 6(a) hereto (each a "NOTICE OF BORROWING"), provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and
(ii) the coming due of any amount required to be paid under this Agreement or any Note, whether on account of interest or for any other liability, shall be deemed irrevocably to be a request for a Prime Rate Loan or U.S. Base Rate Loan as applicable on the due date thereof in the amount required to pay such interest or other liability. As an accommodation to the Borrower, LaSalle may permit telephone requests

                                                                             22.

for Loans and electronic transmittal of instructions, authorizations, agreements or reports to LaSalle. Unless the Borrower specifically directs LaSalle in writing not to accept or act upon telephonic or electronic communications, LaSalle shall have no liability to the Borrower for any loss or damage suffered as a result of LaSalle's honouring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to LaSalle by the Borrower and LaSalle shall have no duty to verify the origin of any such communication or the authority of the Person sending it. Each Notice of Borrowing shall be irrevocable by and binding on the Borrower. The Borrower, at its option, may choose BA Equivalent Loans, LIBO Rate Loans, Prime Rate Loans or U.S. Base Rate Loans for Revolving Loans, and LIBO Rate Loans or U.S. Base Rate Loans for the Term Loan.

(b)               Disbursement.

                  The Borrower hereby irrevocably authorizes LaSalle to disburse the proceeds of each Loan requested by the Borrower, or deemed to be requested by the Borrower and to be disbursed or paid by LaSalle, as follows: (i) the proceeds of each Loan requested under SUBSECTION 5(a)(i) and to be disbursed or paid by LaSalle, shall be disbursed by LaSalle in Canadian Dollars or U.S. Dollars as applicable in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from the Borrower, and in the case of each subsequent borrowing, by wire transfer or otherwise to such bank account or directly to a supplier as may be agreed upon by the Borrower and LaSalle from time to time; and (ii) the proceeds of each Revolving Loan deemed requested under SUBSECTION 5(a)(ii) shall be disbursed by LaSalle by way of direct payment of the relevant interest or other liability.

6.                SECURITY

                  Security. As security for the payment of all Liabilities and for the payment or other satisfaction of all other indebtedness and liabilities of the Borrower, the Borrower agrees to deliver or cause to be delivered to LaSalle each of the following (collectively, the "SECURITY"):

(a) Debenture in the principal amount of $15,000,000 in favour of LaSalle by the Borrower charging all present and future property, assets and undertaking of the Borrower;

(b) Charge/Mortgage of Land in the principal amount of $15,000,000 in favour of LaSalle by the Borrower (with debenture attached) and registered on title to the Mississauga Properties in respect of the charge of the Borrower's leasehold interest therein.

(c) Delivery Agreement in favour of LaSalle by the Borrower in respect of its Debenture;

(d) Security under Section 427 of the Bank Act from the Borrower in favour of and in the forms provided by LaSalle including, without limitation, a notice of intention, an agreement to give security, an application for credit and promise to give security, etc. and a grant of security under section 427;

                                                                             23.

(e) Guarantee by the Guarantor in favour of LaSalle in respect of all Liabilities;

(f) General Security Agreement by the Guarantor in favour of LaSalle;

(g) Assignments of Insurance Monies which may become payable in respect of the property of each of the Borrower and the Guarantor (as acknowledged by the insurer) in favour of LaSalle; and

(h) such other security and supporting documents, certificates or instruments in respect of the Borrower and the Guarantor (including third party postponement and subordinations, landlord and mortgagee waivers) as may be required by LaSalle from time to time.

7.                COLLECTIONS

(a)               Blocked Accounts and Lock Boxes.

                  Until a notice is received by the Borrower from LaSalle as provided hereinafter, the Borrower shall collect and enforce all of its Accounts. At and following such time as LaSalle, in its sole discretion, so notifies the Borrower, the Borrower shall establish U.S. Dollar and Canadian Dollar accounts (each a "BLOCKED ACCOUNT") in LaSalle's name with a financial institution acceptable to LaSalle, into which the Borrower will immediately deposit all payments received by the Borrower (including all payments made for Inventory or services sold or rendered by the Borrower), in the identical form in which such payments were made, whether by cash or cheque. At and following such time as LaSalle, in its sole discretion, so notifies the Borrower, the Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (each a "LOCK BOX") with a financial institution acceptable to, and in the name and under exclusive control of, LaSalle. All payments received in the Lock Box shall be deposited in the Blocked Account. If the Borrower, any affiliate or subsidiary corporation of the Borrower, or any shareholder, officer, director, employee or agent of the Borrower or any affiliate or subsidiary corporation, or any other Person acting for or in concert with the Borrower shall receive any monies, cheques, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, the Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, LaSalle and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the appropriate Blocked Account. Each financial institution with which a Lock Box and Blocked Account are established shall acknowledge and agree, in a manner satisfactory to LaSalle, that the amounts on deposit in such Lock Box and Blocked Account are the sole and exclusive property of LaSalle, that such financial institution has no right to set off against such Lock Box or Blocked Account or against any other account maintained by such financial institution into which the contents of such Blocked Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to LaSalle, funds deposited in the Blocked Account on a daily basis as such funds are collected. The Borrower agrees that all payments made to each Blocked Account established by the Borrower or otherwise received by LaSalle, whether in respect of the Accounts of the Borrower or as proceeds of other Collateral of the Borrower or otherwise, will be applied on account of the Liabilities of the Borrower in accordance with the terms of this Agreement. The Borrower

                                                                             24.

agrees to pay all fees, costs and expenses which the Borrower incurs in connection with opening and maintaining a Lock Box and Blocked Accounts. All of such fees, costs and expenses which remain unpaid by the Borrower pursuant to any Lock Box or Blocked Account agreement with the Borrower, to the extent same shall have been paid by LaSalle hereunder, shall constitute Revolving Loans hereunder, shall be payable to LaSalle by the Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to the Revolving Loans hereunder. All cheques, drafts, instruments and other items of payment or proceeds of Collateral delivered to LaSalle in kind shall be endorsed by the Borrower to LaSalle, and, if that endorsement of any such item shall not be made for any reason, LaSalle is hereby irrevocably authorized to endorse the same on the Borrower's behalf. For the purpose of this paragraph, the Borrower irrevocably hereby makes, constitutes and appoints LaSalle (and all Persons designated by LaSalle for that purpose) as the Borrower's true and lawful attorney and agent-in-fact (i) to endorse the Borrower's name upon said items of payment and/or proceeds of Collateral of the Borrower and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of the Borrower or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; (iii) to have access to any lock box or postal box into which any of the Borrower's mail is deposited; and (iv) open and process all mail addressed to the Borrower and deposited therein; provided, however, that LaSalle shall not exercise any such powers described in SUBPARAGRAPHS (i), (ii) (except for routine Lock Box payments/proceeds or through any Blocked Account), (iii) AND (iv) unless and until an Event of Default has occurred.

(b)               Rights of LaSalle.

                  LaSalle may, at any time after the occurrence of an Event of Default, and from time to time thereafter, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of the Borrower's Accounts or contract rights by suit or otherwise; (ii) exercise all of the Borrower's rights and remedies with respect to proceedings brought to collect any Accounts; (iii) surrender, release or exchange all or any part of any Accounts of the Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of the Borrower upon such terms, for such amount and at such time or times as LaSalle deems advisable; (v) prepare, file and sign the Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor indebted on an Account of the Borrower; and (vi) do all other acts and things which are necessary, in LaSalle's sole discretion, to fulfill the Borrower's obligations under this Agreement and to allow LaSalle to collect the Accounts. In addition to any other provision hereof, LaSalle may at any time on or after the occurrence of an Event of Default, at the Borrower's expense, notify any parties obligated on any of the Accounts of the Borrower to make payment directly to LaSalle of any amounts due or to become due thereunder.

(c)               Application of Collections.

                  LaSalle shall, upon receipt by LaSalle at its office in Toronto, Ontario of cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Liabilities in such order as LaSalle shall determine in its sole discretion.

                                                                             25.

(d)               Dealings by LaSalle.

                  In its sole credit judgment, without waiving or releasing any obligation, liability or duty of the Borrower under this Agreement or the Other Agreements or any Event of Default, at any time or times hereafter, LaSalle may (but shall not be obligated to) pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by LaSalle in respect thereof and all costs, fees and expenses (including, without limitation, legal fees and disbursements (on a solicitor-client basis) for both inside and outside counsel, all court costs and all other charges relating thereto) incurred by LaSalle shall constitute Revolving Loans, payable by the Borrower to LaSalle on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder.

(e)               Receipts by Borrower.

                  Immediately upon the Borrower's receipt of any portion of the Collateral consisting of an agreement, Instrument, Document of Title or Chattel Paper, the Borrower shall deliver the original thereof to LaSalle together with an appropriate endorsement or other specific evidence of assignment thereof to LaSalle (in form and substance acceptable to LaSalle). If an endorsement or assignment of any such items shall not be made for any reason, LaSalle is hereby irrevocably authorized, as the Borrower's attorney and agent-in-fact, to endorse or assign the same on the Borrower's behalf.

8.                SCHEDULES AND REPORTS

(a)               Activity Reports.

                  The Borrower shall deliver to LaSalle prior to any Borrowing, and in any event not less frequently than weekly (subject to more frequent reporting at the discretion of LaSalle) by telefacsimile at an address and number advised by LaSalle from time to time, a report, substantially in the form of EXHIBIT 8(a) hereto, of the Borrower's inventory activity, invoice activity and details of credit memos and credit notes issued by the Borrower, and a schedule showing cash receipts, all for the previous week or lesser period which shall be accompanied by copies of the Borrower's sales journal, cash receipts journal and credit memo journal for the relevant period.

(b)               Borrowing Base Certificate.

                  Within twenty (20) days after the close of each calendar month, and at such other times as may be requested by LaSalle from time to time hereafter, the Borrower shall deliver to LaSalle a certificate for such month, which shall include calculations of the Borrowing Base (excluding reserves but including calculations of Eligible Inventory) (a "BORROWING BASE CERTIFICATE"), and shall also deliver to LaSalle (and electronically to Collateral Services Inc. in the case of accounts payable and Accounts trial balances) (i) an aged trial balance of the Borrower's accounts payable as of the end of such month, together with a listing of any cheques prepared but not sent in respect of any accounts payable (ii) a report substantially in the form of EXHIBIT 8(b)(ii) hereto in respect of all statutory payables coming due during such month from

                                                                             26.

the Borrower, identifying all such payables by type and amount and indicating date of payment of each, such payables to include unemployment insurance, Canada Pension Plan and income tax employee withholdings, goods and services and retail sales taxes, and all other payables in respect of which any statutory lien or trust arises (a "STATUTORY PAYABLES REPORT"), and (iii) a trial balance identifying by age each Account of the Borrower, a reconciliation thereof to the above Borrowing Base calculations, and copies of the invoices when requested by LaSalle (with evidence of shipment attached) pertaining to each such Account, for the month (or other applicable period) immediately preceding. At such times as may be requested by LaSalle from time to time hereafter, the Borrower shall deliver to LaSalle; (x) copies of all account statements received in respect of its chequing and any other accounts held with any financial institution; (y) such additional schedules, certificates, reports and information with respect to the Collateral as LaSalle may from time to time require and (z) a collateral assignment of any or all items of Collateral. LaSalle, through its officers, employees or agents, shall have the right, at any time and from time to time in LaSalle's name, in the name of a nominee of LaSalle or in the Borrower's name, to verify the validity, amount or any other matter relating to any of the Borrower's Accounts, by mail, telephone, telegraph or otherwise. The Borrower shall reimburse LaSalle, on demand, for all costs, fees and expenses incurred by LaSalle in this regard.

(c)               Inventory Reports.

                  Without limiting the generality of the foregoing, the Borrower shall deliver to LaSalle, at least once a month within twenty (20) days after the close of each month (or more frequently when requested by LaSalle), a report with respect to the Borrower's Inventory (including a warehouse month end stock status report if applicable), including a reconciliation thereof to the above Borrowing Base calculations, a reconciliation of any perpetual inventory report to the general ledger and an inventory declaration in form and substance satisfactory to LaSalle in its absolute discretion. The Borrower shall immediately notify LaSalle of any event causing loss or depreciation in value of the Borrower's Inventory.

(d)               Financial Reports.

                  The Borrower agrees to deliver to LaSalle the following financial information, all of which shall be prepared in accordance with GAAP consistently applied: (i) no later than twenty (20) days after the end of each calendar month, copies of internally prepared financial statements of the Borrower (individually and on a consolidated basis with the Guarantor) on a monthly and year-to-date basis with a comparison to the prior year and budget including, without limitation, balance sheets and statements of income, retained earnings and cash flow certified by the chief financial officer of the Borrower and accompanied by a Financial Reporting Certificate, (ii) no later than sixty
(60) days before the end of the Borrower's fiscal year, a detailed budget and statement of cash flow projections for it during the following fiscal year, in such detail as LaSalle may require, and (iii) no later than ninety (90) days after the end of the Borrower's fiscal year, annual audited financial statements of the Borrower (individually and on a consolidated basis with the Guarantor) certified by independent chartered accountants satisfactory to LaSalle, together with such accountants' report thereon to management if such is made.

                                                                             27.

(e)               Authorized Officer.

                  Unless otherwise provided for herein, all schedules, certificates, reports and assignments and other items delivered by the Borrower to LaSalle hereunder shall be executed by an Authorized Officer and shall be in such form and contain such information as LaSalle shall request. The Borrower shall deliver from time to time such other schedules and reports pertaining to the Collateral of the Borrower, and all such other financial information, as LaSalle may request.

9.                TERMINATION

(a)               Survival of Security Interests, Liens, etc.

                  This Agreement shall be in effect from the date hereof until January 30, 2007 unless the due date of the Liabilities is accelerated pursuant to SECTION 14 hereof in which event this Agreement shall terminate on the date thereafter that the Liabilities are paid in full, provided, however, that the security interests and liens created under this Agreement and the Other Agreements shall survive such termination until the date upon which full and final payment and satisfaction in full of the Liabilities shall have occurred. At such time as the Borrower has repaid all of the Liabilities and this Agreement has terminated, (i) the Borrower shall deliver to LaSalle a release, in form and substance satisfactory to LaSalle, of all obligations and liabilities of LaSalle and its officers, directors, employees, agents, parents, subsidiaries and affiliates to the Borrower, and if the Borrower is obtaining new financing from another lender, the Borrower shall deliver such lender's indemnification of LaSalle, in form and substance satisfactory to LaSalle, for cheques which LaSalle has credited to the Borrower's account held at LaSalle, but which subsequently are dishonoured for any reason and (ii) upon the Borrower's request and upon receipt of the release and indemnification described in SUBPARAGRAPH (i) above, LaSalle shall deliver to the Borrower a release in form and substance satisfactory to LaSalle.

(b)               Prepayment.

                  If the Borrower terminates this Agreement or reduces the amount of the Revolving Credit Commitment at any time before the end of the term hereof, the Borrower agrees to pay to LaSalle, as a prepayment fee, in addition to the payment of all other Liabilities owing by the Borrower (in the case of any such termination), an amount equal to: (i) three percent (3%) of the amount of the Aggregate Commitment, or of the amount of the applicable reduction in the Revolving Credit Commitment, if this Agreement is terminated or such reduction is made (as applicable) during the first year of the term of this Agreement;
(ii) two percent (2%) of the amount of the Aggregate Commitment, or of the amount of the applicable reduction in the Revolving Credit Commitment, if this Agreement is terminated or such reduction is made (as applicable) during the second year of the term of this Agreement; or (iii) one percent (1%) of the amount of the Aggregate Commitment, or of the amount of the applicable reduction in the Revolving Credit Commitment, if this Agreement is terminated or such reduction is made (as applicable) during the third year of the term of this Agreement or at any time thereafter. The Borrower and LaSalle acknowledge and agree that, as a direct and proximate result of the termination of this Agreement under the aforesaid circumstances, or prepayment otherwise, or reduction as aforesaid, LaSalle will suffer a loss in an amount which is

                                                                             28.

difficult to calculate and determine with certainty and, therefore, as a result of the Borrower's and LaSalle's reasonable endeavour to ascertain and agree in advance to the amount necessary to compensate LaSalle for said loss, the Borrower has agreed to pay the aforesaid prepayment and other fees set out herein.

10.               REPRESENTATIONS AND WARRANTIES

                  The Borrower hereby makes the following representations, warranties and covenants to LaSalle:

(a) the financial statements delivered or to be delivered by the Borrower to LaSalle at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of the Borrower and each other Loan Party for which such statements are delivered, and since the date of such financial statements delivered to LaSalle most recently prior to the date of this Agreement, no event or condition has occurred which has had, or is reasonably likely to have, a Material Adverse Effect with respect to the Borrower or any other Loan Party;

(b) the office where the Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, the Borrower's principal place of business and all other places of business, locations of Collateral and post office boxes of the Borrower are as set forth in SCHEDULE B hereto; the Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise LaSalle in writing of the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of the Borrower's books, records and accounts (or copies thereof) or the opening or closing of any post office box of the Borrower;

(c) SCHEDULE 10(c) contains a complete list of all Equipment of the Borrower having a purchase price exceeding $5,000 as at the date of this Agreement; the Collateral, including without limitation the Borrower's Equipment is, and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on SCHEDULE B, and at other locations within Ontario of which LaSalle has been advised by the Borrower in writing;

(d) if any of the Collateral consists of Goods of a type normally used in more than one province, whether or not actually so used, the Borrower shall immediately give written notice to LaSalle of any use of any such Goods in any province other than a province in which the Borrower has previously advised LaSalle such Goods shall be used, and such Goods shall not, unless LaSalle shall otherwise consent in writing, be used outside of Ontario;

(e) no security agreement, financing statement or analogous instrument exists or shall exist with respect to any of the Collateral or any property or asset of a Loan Party other than any security agreement, financing statement or analogous instrument evidencing Permitted Liens;

(f) each item of Inventory which the Borrower shall, expressly or by implication, request LaSalle to classify as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the definition of Eligible Inventory and as otherwise established by LaSalle from time to time, and the Borrower shall promptly notify LaSalle in writing if any such Eligible Inventory shall

                                                                             29.

subsequently become ineligible; no Accounts owing from any party related to or affiliated with the Borrower, the Guarantor or any of their respective direct or indirect shareholders, directors, officers or employees is or shall be due and payable more than thirty (30) days after the stated invoice date thereof;

(g) the Borrower is and shall at all times be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by the Borrower, and the Guarantor has good and marketable title to its property charged as security for its guarantee in favour of LaSalle and is and shall at all times be the lawful owner of all of its property and assets now purportedly owned or hereafter purportedly acquired by it, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens;

(h) the Borrower and each other Loan Party has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements to which it is a party and perform its obligations hereunder and thereunder as applicable; their execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on any of them, and their execution, delivery and performance of this Agreement and the Other Agreements as applicable shall not result in the imposition of any lien or other encumbrance upon any of their property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which any of them or any of their property may be bound or affected;

(i) except as otherwise disclosed on SCHEDULE 10(i), there are no actions or proceedings which are pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any other Loan Party and the Borrower shall, and shall cause each other Loan Party to, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to LaSalle;

(j) the Borrower and each of the other Loan Parties has obtained all licenses, authorizations, approvals and permits required or desirable in their respective businesses, and the Borrower is and shall remain in compliance in all material respects with all applicable federal, provincial, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety or environmental matters), the failure to comply with which would have a Material Adverse Effect with respect to the Borrower, and there are no conditions with respect to such licenses, authorizations, approvals and permits that materially affect or restrict the transferability of such licenses, authorizations, approvals and permits;

(k) all written information now, heretofore or hereafter furnished by the Borrower or any other Loan Party to LaSalle is and shall be true and correct as of the date with respect to which such information was or is furnished (except for financial projections, which have been and shall be prepared in good faith based upon reasonable assumptions);

                                                                             30.

(l) except as otherwise permitted hereby, the Borrower is not conducting, permitting or suffering to be conducted, nor shall it conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Liabilities remain outstanding) be owned by any affiliate corporation;

(m) the Borrower was formed by incorporation under the Ontario Business Corporations Act on October 21, 2002. The Borrower shall notify LaSalle in writing within ten (10) days of the change of its name or that of any other Loan Party or the use of any tradenames or division names not previously disclosed to LaSalle in writing. The Guarantor is a corporation duly incorporated and subsisting under the laws of Minnesota;

(n) with respect to the Borrower's Equipment: (i) subject to Permitted Liens, the Borrower has good and indefeasible and merchantable title to and ownership of all Equipment; (ii) the Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained, ordinary wear and tear excepted; (iii) the Borrower has not permitted and shall not permit any such items to become a fixture to real estate or an accession to other personal property; (iv) from time to time the Borrower may sell obsolete, unused or worn out Equipment, so long as the proceeds of disposition shall be paid to LaSalle to be applied to such Loans then outstanding as LaSalle shall determine at its discretion; and (v) the Borrower, immediately on demand by LaSalle, shall deliver to LaSalle any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the Equipment;

(o) this Agreement and the Other Agreements to which the Borrower or another Loan Party is a party are the legal, valid and binding obligations of the Borrower or such Loan Party as applicable and are enforceable against the Borrower or such Loan Party as applicable in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally;

(p) the Borrower and each other Loan Party is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

(q) the Borrower is not now obligated, whether directly or indirectly, for any loans (including shareholder loans) or other indebtedness or liability (contingent or otherwise) other than (i) the Liabilities; (ii) indebtedness and liabilities disclosed to LaSalle on SCHEDULE 10(q); (iii) unsecured indebtedness to trade creditors arising in the ordinary course of the Borrower's business and (iv) unsecured indebtedness arising from the endorsement of drafts and other instruments for collection, in the ordinary course of the Borrower's business. The Borrower is not in arrears in payment of any amount to any supplier of Inventory or any governmental body or agency including, without limitation, amounts owing or to be remitted with respect to

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                                                                             31.

employee withholdings for income tax or Canada Pension Plan, goods and services tax or provincial sales taxes.

(r) the Borrower does not own any margin securities, and none of the proceeds of the Revolving Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities;

(s) except as otherwise disclosed on SCHEDULE 10(s), the Borrower has no subsidiary corporation or affiliate corporation or divisions, nor is the Borrower engaged in any joint venture or partnership with any other Person;

(t) each of the Borrower and each other Loan Party that is a corporation is duly organized and in good standing in its country, province or state of organization. The Borrower is subject to a unanimous shareholder agreement with the Guarantor under which the Guarantor assumes all of the powers of the Borrower's directors and each other Loan Party, has and shall at all times have in place a duly constituted board of directors or single director overseeing its affairs, is not and shall not be at any time subject to a unanimous shareholder agreement or declaration affecting the powers of such director or directors, and is duly qualified and in good standing in all provinces or states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for such other provinces or states in which the failure to so qualify would not have a Material Adverse Effect with respect to any of them;

(u) except as disclosed in writing and acceptable to LaSalle, none of the Borrower or any other Loan Party is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does the Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of any of them;

(v) there are no controversies pending or threatened between the Borrower or any other Loan Party and any of its employees or any union representing any employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, likely to have a Material Adverse Effect with respect to the Borrower or such Loan Party. The Borrower and each of the other Loan Parties is in compliance in all material respects with all state, federal and provincial laws respecting employment and employment terms, conditions and practices, except where the failure to so comply would not have a Material Adverse Effect with respect to the Borrower or such Loan Party;

(w) the Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it, details of all of which are described on SCHEDULE 10(w);

(x) the Guarantor is the registered and beneficial owner of 100% of the issued and outstanding shares in the capital of the Borrower, being 1 common share;

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                                                                             32.

(y) except as disclosed in SCHEDULE 10(y) hereto: (i) the operations and properties of the Borrower and each Loan Party comply with all applicable Environmental Laws except for any non-compliance which would not have a Material Adverse Effect with respect to any of them; (ii) the Borrower and Loan Party and all of their present facilities or operations and properties, as well as to the knowledge of the Borrower and each Loan Party their past facilities or operations and properties, are not subject to any judicial proceeding or administrative proceeding or any outstanding written order or agreement with any Governmental Authority or private party respecting (a) any Environmental Law or; (b) any Environmental Claim arising from the Release of a Contaminant into the environment; (ii) to the best of the knowledge of the Borrower and each Loan Party, none of their operations or properties is subject to any federal, provincial or state investigation evaluating whether any remedial work is needed to respond to a Release of any Contaminant into the environment in each case which would have a Material Adverse Effect with respect to any of them; (iv) none of the Borrower or any Loan Party nor any predecessor of any of the Borrower or any Loan Party has, to the best of the knowledge of the Borrower and each Loan Party, carried on the past or present facilities or operations or properties of the Borrower or any of the Loan Parties, any past or present treatment, storage, or disposal of a Hazardous Material, nor have the Borrower or any Loan Party or any prior owner or operator on any of the properties of the Borrower or any Loan Party reported a spill or Release of a Contaminant into the environment in each case which would have a Material Adverse Effect with respect to any of them; (v) none of the Borrower or any Loan Party has been notified that it has any liability in connection with any Release of any Contaminant into the environment in each case which would have a Material Adverse Effect with respect to any of them; (vi) none of the operations or properties, past or present, of the Borrower or any Loan party involve the generation, transportation, treatment or disposal of Hazardous Materials in violation of Environmental Laws in each case which would have a Material Adverse Effect with respect to any of them; (vii) none of the Borrower or any Loan Party have disposed of any Contaminant by placing it in or on the ground or waters of any premises owned, leased or used by any of them and to the knowledge of the Borrower or any Loan Party neither has any lessee, prior owner, prior operator or occupant or other person in each case which would have a Material Adverse Effect with respect to the Borrower or any Loan Party; (viii) no underground storage tanks or surface impoundments are on any properties of the Borrower or any Loan Party; and (ix) to the best of the knowledge of the Borrower and any Loan Party, no lien in favour of any Governmental Authority for (A) any liability under any Environmental Laws, or (B) damages arising from or costs incurred by such Governmental Authority in response to a Release of a Contaminant into the environment, has been filed or attached to the property of the Borrower or any Loan Party;

(z) all employee pension benefit plans are registered under, and in compliance with, all requirements of law, all payments, reports, returns and filings required to be made thereunder have been made and there is no obligation on the part of the Borrower under any such plan that is in arrears. All such plans have been administered in accordance with their terms and the provisions of applicable law. There are no unfunded liabilities under any such plans and, without limiting the generality of the foregoing, there is no going concern unfunded actuarial liability, past service unfunded actuarial liability or solvency deficiency.

The Borrower represents, warrants and covenants to LaSalle that all representations, warranties and covenants of the Borrower and of any other Loan Party contained in this Agreement or any

                                                                             33.

of the Other Agreements (whether appearing in SECTIONS 10 OR 11 hereof or elsewhere) shall be true at the time of the Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof and thereof by the parties hereto and thereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full of all of the Liabilities and termination of this Agreement, and shall be remade by the Borrower and each such Loan Party at the time each Revolving Loan is made pursuant to this Agreement.

11.               COVENANTS

                  Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless the Borrower obtains LaSalle's prior written consent waiving or modifying any of the Borrower's covenants hereunder in any specific instance, the Borrower agrees as follows:

(a) the Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of the Borrower's business activities, in accordance with sound accounting practices and GAAP consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on SCHEDULE B;

(b) the Borrower shall promptly advise LaSalle in writing of any Material Adverse Effect in respect of the Borrower or any other Loan Party or the occurrence of any Default or Event of Default;

(c) LaSalle, or any Persons designated by it, shall have the right, at any time (including, without limitation, through audits (including any audit of the Borrower's Inventory or Equipment) scheduled within forty-five (45) days after the Closing Date and thereafter quarterly and more frequently during the continuance of a Default or Event of Default) to call at the Borrower's places of business or at any warehouse or storage facility where property or assets of the Borrower are located at any times, and, without hindrance or delay, to inspect the Collateral and to inspect, check and make extracts from the Borrower's books, records, journals, orders, receipts, properties and any correspondence and other data relating to the Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning the Borrower's business as LaSalle may consider reasonable under the circumstances. LaSalle shall also have the right to have Persons designated by it conduct such appraisals of Collateral as it shall require from time to time, including without limitation net orderly liquidation value appraisals of Inventory not less than semi-annually. The Borrower shall furnish to LaSalle such information relevant to LaSalle's rights under this Agreement (including without limitation information on sales, receivables, collections, accounts payable and inventory aging) as LaSalle shall at any time and from time to time request. The Borrower authorizes LaSalle to discuss the affairs, finances and business of the Borrower with any officers or directors of the Borrower or any affiliate corporation and with those employees of the Borrower with whom LaSalle has determined it to be necessary or desirable to converse, and to discuss the financial condition of the Borrower with the Borrower's independent public accountants. Any such discussions shall be without liability to LaSalle or to such accountants. The Borrower shall pay to or reimburse LaSalle for all fees, costs, and out-of-pocket expenses incurred by LaSalle in the exercise of its rights hereunder (in addition to the fees payable by the

                                                                             34.

Borrower pursuant to SUBSECTION 4(g) hereof in connection with LaSalle's examination of Borrower's books and records and Collateral), including without limitation reimbursing LaSalle on the last day of each month, in arrears, for the amount of a monitoring fee charged by Collateral Services Inc. (currently U.S. $65 per month, but subject to change), and all of such costs, fees and expenses shall constitute Revolving Loans hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

(d)               (i)      the Borrower shall keep the Collateral properly
                           housed and shall keep the Collateral insured against such risks and in such amounts as LaSalle may require and under policies in such form as shall be satisfactory to LaSalle. Originals or certified copies of such policies of insurance have been, or on the Closing Date, shall be, delivered to LaSalle together with evidence of payment of all premiums therefor, and shall contain, inter alia, an endorsement, in form and substance acceptable to LaSalle, showing loss under such insurance policies payable to LaSalle. Such endorsement, the other terms of the said policies, or an independent instrument furnished to LaSalle, shall provide that the insurance company shall give LaSalle at least thirty
                           (30) days written notice before any such policy of insurance is materially altered or cancelled and shall include a standard mortgage clause providing, inter alia, that no act or omission, whether wilful or negligent, or default of the Borrower or any other
                           Person shall affect the right of LaSalle to recover under such policy of insurance in case of loss or damage. The Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to LaSalle. The Borrower irrevocably, makes, constitutes and appoints LaSalle
                           (and all officers, employees or agents designated by LaSalle) as the Borrower's true and lawful attorney
                           (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of the Borrower on any cheque, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; provided, however, that LaSalle shall exercise such rights only upon and following the occurrence of an Event of Default;

                  (ii) the Borrower shall maintain or shall cause to be maintained, at its expense, such public liability and third party property damage insurance and business interruption insurance as is customary for Persons engaged in businesses similar to that of the Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to LaSalle and originals or certified copies of such policies have been, or on the Closing Date, shall be, delivered to LaSalle together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing LaSalle as additional insured thereunder and providing that the insurance company shall give LaSalle at least thirty (30) days written notice before any such policy shall be materially altered or cancelled;

                                                                             35.

                  (iii) if the Borrower at any time or times hereafter shall fail to obtain, maintain or cause to be maintained any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then LaSalle, without waiving or releasing any obligation or default by the Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as LaSalle deems advisable. All sums disbursed by LaSalle in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and legal fees and disbursements (on a full indemnity basis), shall constitute Revolving Loans hereunder and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

(e) the Borrower shall not use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable Environmental Laws, or that does or could result in an Environmental Claim; the Borrower shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted; the Borrower shall not permit the Collateral, or any part thereof, to be levied upon under execution, attachment, writs of enforcement, distraint or other legal process; the Borrower shall not sell, lease, grant a security interest in or otherwise encumber or dispose of any of the Collateral except as expressly permitted by this Agreement and the Borrower shall not permit any liens (other than Permitted Liens) or security interests to attach to the Collateral that could rank either in priority to, or pari passu to the Security; and the Borrower shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on SCHEDULE B or in any written notice to LaSalle pursuant to SECTION 10(d) hereof, except for the removal of Inventory sold in the ordinary course of the Borrower's business as permitted herein;

(f) all monies and other property obtained by the Borrower from LaSalle pursuant to this Agreement will be used solely to pay out existing indebtedness to Harris Trust and Savings Bank and for ongoing operational requirements of the Borrower;

(g) the Borrower shall, at the request of LaSalle, indicate on its records concerning the Collateral a notation, in form satisfactory to LaSalle, of the security interest of LaSalle, and the Borrower shall not maintain duplicates or copies of such records at any address other than the Borrower's principal place of business set forth on the first page of this Agreement; provided, however, that the Borrower, in the ordinary course of its business, may furnish copies of such records to its accountants, attorneys and other agents or advisors as it may determine to be necessary or desirable, in the exercise of its commercially reasonable judgment;

(h) the Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, provincial or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that the Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as
(i) the amount so contested is shown on the Borrower's financial statements,
(ii) the contesting of any such payment does not give rise to a lien for taxes,
(iii) upon the occurrence of an Event of

                                                                             36.

Default, the Borrower keeps on deposit with LaSalle (such deposit to be held without interest) an amount of money which, in the sole judgment of LaSalle, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, and (iv) if the Borrower fails to prosecute such contest with diligence, LaSalle may apply the money so deposited in payment of such taxes. If the Borrower fails to pay any such taxes and in the absence of any such contest by the Borrower, LaSalle may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by LaSalle shall constitute Revolving Loans hereunder, shall be payable by the Borrower to LaSalle on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

(i) the Borrower shall not, without the prior written consent of LaSalle, (i) incur, create, assume or suffer to exist any indebtedness other than (A) indebtedness arising under this Agreement, (B) unsecured indebtedness owing in the ordinary course of business to the Borrower's trade suppliers, (C) indebtedness to the Guarantor up to an aggregate amount not to exceed Ten Million U.S. Dollars (U.S. $10,000,000) outstanding at any time, so long as (i) such loan is permitted under all applicable laws; (ii) no Event of Default shall have occurred prior to the time of, or would occur as a result of such loan;
(iii) if requested by LaSalle, such loan is evidenced by a note which shall be delivered to Lender to be held as Collateral; and (iv) the proceeds of such loan are used for working capital purposes or to pay out existing indebtedness to Harris Trust and Savings Bank, and (D) any other indebtedness described in
SECTION 10(q)(ii) hereof; or (ii) assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of the Borrower's business and except for a guarantee of the indebtedness, liabilities and obligations of the Guarantor to the U.S. Lender pursuant to the U.S. Loan and Security Agreement;

(j) the Borrower shall not, without the prior written consent of LaSalle, enter into any merger, amalgamation or consolidation, or sell, lease or otherwise dispose of all or substantially all of its assets or create any new subsidiary or affiliate or issue any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock; the Borrower shall not enter into any transaction outside the ordinary course of the Borrower's business;

(k) the Borrower shall not make any distribution of funds or property and, without limitation, the Borrower shall not (i) declare or pay any bonus, dividend or other distribution (whether in cash or in kind) on, purchase, redeem or retire any shares of any class of its stock, or make any payment on account of, or set apart assets for the repurchase, redemption, defeasance or retirement of, any class of its stock; or (ii) make any optional payment or prepayment on or redemption (including without limitation by making payments to a sinking fund or analogous fund) or repurchase of any indebtedness for borrowed money other than indebtedness pursuant to this Agreement, or (iii) make any payment on or in respect of any indebtedness, or any interest, fee or other payment, to any parent, subsidiary, affiliate corporation or other related Person other than payments on or in respect of indebtedness permitted under SUBSECTION 11(i) of this Agreement;

(l) the Borrower shall not make any loans to, or investments in, any Person, whether in cash, securities or other property of any kind, other than investments that are direct obligations

                                                                             37.

of Canada or the United States pledged and delivered to LaSalle pursuant to documentation satisfactory to LaSalle in its absolute discretion, except for loans to the Guarantor up to an aggregate amount not to exceed Ten Million U.S. Dollars (U.S. $10,000,000) outstanding at any time, so long as (i) such loan is permitted under all applicable laws; (ii) no Event of Default shall have occurred prior to the time of, or would occur as a result of such loan; (iii) if requested by LaSalle, such loan is evidenced by a note which shall be delivered to Lender to be held as Collateral; and (iv) such loans shall be made for working capital purposes;

(m) the Borrower shall not except with the prior written consent of LaSalle, amend its organizational documents or change its fiscal year;

(n) the Borrower shall not (a) pay any management or consulting fees to any Persons, except in the ordinary course of business or pay any bonus to any of its directors, officers or employees except that, the Borrower may pay bonuses to its directors, officers and employees in accordance with its Incentive Plan Program as summarized on Schedule 13(k) of the U.S. Loan and Security Agreement, in any case, so long as (a) no Event of Default is continuing or would result therefrom and (b) immediately before paying any such bonuses, the aggregate of Excess Availability (as such term is defined in the U.S. Loan and Security Agreement) and Excess Availability hereunder is not less than U.S. $1,000,000 or the Canadian Dollar Equivalent Amount thereof and (c) immediately after paying any such bonuses, the aggregate of Excess Availability (as such term is defined in the U.S. Loan and Security Agreement) and Excess Availability hereunder is not less than U.S. $500,000 and (d) Excess Availability hereunder shall not be less than Cdn. $500,000 immediately after paying such bonuses.

(o) the Borrower shall caused to be maintained and kept in full force and effect each of the financial covenants set forth in the U.S. Loan and Security Agreement, including without limitation the covenants to:

                  (i) Tangible Net Worth. Maintain Tangible Net Worth at or above the level set out in Section 14(a) thereof;

                  (ii) Debt Service Coverage. Maintain a debt service coverage ratio in excess of that set out in Section 14(b) thereof; and

                  (iii) Interest Coverage. Maintain an interest coverage ratio of not less than that set out in Section 14(c) thereof.

Further, the Borrower shall not, during any fiscal year, make Capital Expenditures which together with the Capital Expenditures (as such term is defined in the U.S. Loan and Security Agreement) of the Guarantor exceed the Canadian Dollar Equivalent Amount of an aggregate amount:

                  (a) in its fiscal year ending September 30, 2004, One Million Seven Hundred Thousand U.S. Dollars (U.S. $1,700,000); and

                  (b) in each of its fiscal years thereafter (on a non-cumulative basis), Two Million U.S. Dollars (U.S. $2,000,000);

                                                                             38.

(p) the Borrower shall reimburse LaSalle for all costs and expenses (including, without limitation, legal fees and disbursements (on a full indemnity basis) for both in-house and outside counsel), relating to it and incurred by LaSalle in connection with the documentation and consummation of this transaction and any other transactions between the Borrower and LaSalle including, without limitation, personal property security and other public record searches, lien filings, express mail or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, and in seeking to collect, protect or enforce any rights in or to the Collateral or incurred by LaSalle in seeking to collect any Liabilities and to administer and enforce any of LaSalle's rights under this Agreement. The Borrower shall also pay all normal service charges with respect to accounts maintained by LaSalle for the benefit of the Borrower. All such costs, expenses and charges shall constitute Revolving Loans hereunder, shall be payable to LaSalle on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

(q) the Borrower shall maintain all banking relationships with a financial institution acceptable to LaSalle in its discretion;

(r) the Borrower shall not make any material change in the operation of the business of the Borrower and shall purchase Inventory only from parties at arms-length to the Borrower, its officers and directors and its direct or indirect shareholders;

(s) the Borrower shall conduct its business and occupy its premises and shall cause each Loan Party to conduct their respective businesses and occupy their respective premises in full compliance with all Environmental Laws applicable to them, including, without limitation, those relating to the Borrower's or any Loan Party's generation, handling, use, storage, and disposal of Hazardous Materials; the Borrower shall take and shall cause each Loan Party to take prompt and appropriate action to respond to any non-compliance or alleged non-compliance with any Environmental Laws and shall regularly report to LaSalle on such non-compliance or alleged non-compliance and the Borrower's response. Without limiting the generality of the foregoing, whenever the Borrower gives the notice to LaSalle contemplated by SUBSECTION 11(t) the Borrower shall at LaSalle's request and at the Borrower's expense:

                  (i) cause an independent environmental engineer acceptable to LaSalle to conduct such tests of the site where the Borrower's or such Loan Party's non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to LaSalle a report addressed to LaSalle and on which LaSalle may rely without qualifications setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and

                  (ii) provide to LaSalle a supplemental report of such engineer whenever the scope of the environmental problems, or the Borrower's response thereto or the estimated costs thereof shall change. Such reports shall also be addressed to LaSalle and shall, as requested by LaSalle, set out the results of such engineers' review of, inter alia:

                                                                             39.

                           A. the internal policies and procedures of the Borrower or such Loan Party relating to environmental regulatory compliance to ensure that all appropriate steps are being taken by or on behalf of the Borrower or such Loan Party to comply with all applicable requirements of Environmental Laws;

                           B.       progress of compliance deficiencies;

                           C. all other environmental audit reports which the Borrower or any Loan Party, or any predecessor thereof has commissioned in the normal conduct of its business; and

                           D. all environmental reports which have been commissioned by or made available to the Borrower or any Loan Party in connection with new acquisitions, and the engineers' report and recommendations on results of tests performed or samples taken by it during the course of its review, irregularities or steps which may be taken to ensure continued compliance, as well as such other matters as the Borrower and/or LaSalle may request from time to time;

(t) the Borrower shall provide written notice to LaSalle no later than five (5) days after the happening of any of the following:

                  (i) the receipt of a notice of non-compliance, violation or contravention from any Governmental Authority with respect to the activities carried on by the Borrower or any other Loan Party or as to any other matter whatsoever;

                  (ii) there has been a spill or other Release of Hazardous Materials upon, under or about or affecting any of the properties owned, operated, leased or occupied by the Borrower or any other Loan Party in amounts that are required to be reported under Environmental Laws, or Hazardous Materials at levels or in amounts that are required to be reported, remedied or responded to under Environmental Laws are detected on or in the soil or groundwater;

                  (iii) the Borrower or any other Loan Party is or may be liable for any costs of cleaning up or otherwise remedying a Release of Hazardous Materials;

                  (iv) any part of the properties owned, operated, managed, possessed, leased or occupied by the Borrower or any other Loan Party or of which the Borrower or any other Loan Party otherwise have charge, management or control, are subject to a lien, charge, mortgage or other type of encumbrance under, or may be subject to any order, direction or other administrative proceeding under, any Environmental Laws; or

                                                                             40.

                  (v) the Borrower or any other Loan Party undertakes any remedial work with respect to any Hazardous Materials; and

(u) Within thirty (30) days of the date hereof, the Borrower shall enter into interest rate hedging arrangements with respect to the Liabilities with LaSalle, an affiliate of LaSalle, or such other party as may be approved by LaSalle in writing, in each case acceptable to LaSalle in its sole discretion.

12.               CONDITIONS PRECEDENT

(a)               Closing Deliveries.

                  The obligation of LaSalle to fund the initial Loans is subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

                  (i) Completion by LaSalle to its sole satisfaction of its review of the management prepared interim financial statements (including individual and consolidated balance sheets, cash flow statements and profit and loss statements) as at December 31, 2003 with respect to the Borrower, and any other information and material requested by LaSalle to ensure that, among other things, no changes have occurred that would result in an amendment to any of the financial forecasts and other information provided by the Borrower to LaSalle.

                  (ii) No material adverse change in LaSalle's understanding of the facts and information presented to it by the Borrower or others on the Borrower's behalf has occurred and no material litigation or claims (in the sole judgment of LaSalle) with respect to any aspect of Borrower's or any other Loan Party's business or assets shall have occurred.

                  (iii) LaSalle shall have received, in form and substance satisfactory to it in its absolute discretion, each of the security documents, agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as 12(a)(iii), including without limitation evidence of all registrations as required and confirmation of its first priority lien, charge and security interest in the Collateral (subject only to Permitted Liens).

                  (iv) Since November 30, 2003, no event shall have occurred which has had or could be expected to have a Material Adverse Effect with respect to the Borrower or the Guarantor, as determined by LaSalle in its sole discretion.

                  (v) LaSalle shall have received payment in full of all fees and expenses payable to it by the Borrower, including, without limitation, legal fees and expenses incurred by LaSalle in connection with this Agreement and the consummation of the transactions contemplated hereby, on or before the Closing Date.

                                                                             41.

                  (vi) LaSalle shall have determined that immediately after giving effect to (A) the making of the initial Revolving Loans requested to be made on the Closing Date, and (B) the payment or reimbursement by the Borrower of LaSalle for all closing costs and expenses incurred in connection with the transactions contemplated hereby, on a pro forma basis Excess Availability hereunder shall not be less than Five Hundred Thousand U.S. Dollars (U.S. $500,000).

                  (vii) LaSalle shall have received evidence of repayment of all of the Borrower's and the Guarantor's indebtedness owing to creditors other than the Borrower's indebtedness to unsecured trade creditors incurred in the normal course of business and on normal payment terms and other than indebtedness to those creditors which LaSalle has agreed may continue as creditors of the Borrower or the Guarantor after the Closing Date (which creditors include those holding Permitted Liens).

                  (viii) No request of the Minister of National Revenue for payment pursuant to Section 224(1.1), or any successor section, of the Income Tax Act (Canada) shall have been received by LaSalle in respect of Borrower.

                  (ix) LaSalle shall have received a Borrowing Base Certificate as at February 3, 2004 together with a certificate from an Authorized Officer of the Borrower (the "CLOSING CERTIFICATE") pursuant to which such Authorized Officer shall certify that: (A) in calculating the Excess Availability described in clause (vi) above, the Borrower's outstanding debt was (and is) current and not past due in any respect;
                           (B) all representations and warranties contained herein are true and correct; (C) no Default or Event of Default has occurred and is continuing; and (D) no event has occurred and is continuing that would have a Material Adverse Effect with respect to the Borrower or the Guarantor.

                  (x) The Borrower and any other Loan Party shall have or cause to be executed and delivered to LaSalle all documents which LaSalle determines in its absolute discretion are necessary to consummate the transactions contemplated hereby.

                  (xi) Completion of tax, lien, judgment and other searches and investigations with respect to the Collateral and all security provided by the Borrower and any other Loan Party, with results satisfactory to LaSalle, and completion of a review to its satisfaction of the management, creditworthiness, financial position, systems and procedures of the Borrower.

                  (xii) LaSalle shall have received, reviewed and determined as satisfactory all appraisals, all third party documentation (including landlord and mortgagee waivers and debt and security subordinations and postponements it may require) and all contracts entered or to be entered

                                                                             42.

                           into by or binding on the Borrower or any other Loan Party (including all supply, service, purchase and rental contracts and all collective agreements with employees or their union) as it may consider material in its absolute discretion.

                  (xiii) Completion of final pre-closing collateral roll-forward, ineligibles and Borrowing Base calculations to the satisfaction of LaSalle.

                  (xiv) LaSalle shall have confirmed that the U.S. Lender's loan documents with the Guarantor have been consummated and that the Guarantor is entitled to receive the proceeds of the initial loans thereunder.

                  (xv) Without limiting the generality of SUBSECTION 12(a)(iii), LaSalle shall have received a legal opinion from the Borrower's counsel, in form and substance satisfactory to LaSalle and its counsel, opining with respect to, but not limited to, the Borrower's and each Loan Party's incorporation and subsistence, the Borrower's and each Loan Party's corporate power and capacity to enter into this Agreement and the Other Agreements, the Borrower's and each Loan Party's due authorization, execution and delivery and performance of this Agreement and the Other Agreements, and the enforceability of this Agreement and the Other Agreements against the Borrower and each Loan Party, as applicable.

(b)               Post Closing Deliveries.

                  After the Closing Date, the obligation of LaSalle to make any requested Loan is subject to the satisfaction of the conditions precedent set forth in SUBSECTIONS 12(a)(ii), (iii), (iv), (viii), (x) AND (xii) above and also as set forth below. Each such request shall constitute a representation and warranty that such conditions are satisfied:

                  (i) All representations and warranties contained in this Agreement and the Other Agreements shall be true and correct on and as of the date of such request, as if then made, other than representations and warranties that relate solely to an earlier date; and

                  (ii) No Default or Event of Default shall have occurred, or would result from the making of the requested Revolving Loan, which has not been waived in writing by LaSalle.

13.               DEFAULT

                  The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

(a) the failure of the Borrower or any other Loan Party to pay when due, declared due, or demanded by LaSalle in accordance with the terms hereof or thereof, any of the Liabilities;

                                                                             43.

(b) the failure of the Borrower or any other Loan Party to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations (other than as described in SUBSECTION 13(a) above) of the Borrower or such Loan Party under this Agreement or any of the Other Agreements; provided that any such failure by the Borrower under SUBSECTIONS 11(a),(f),(g),(h),(p),(q),(s) AND (u) of this Agreement shall not constitute and Event of Default until the fifth (5th) day following the occurrence thereof;

(c) the making or furnishing by the Borrower or any other Loan Party or any director, officer, employee or other representative thereof to LaSalle of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between the Borrower or such Loan Party and LaSalle, which is untrue or misleading in any respect, or the failure of the Borrower or any other Loan Party to perform, keep or observe any of the covenants, conditions, promises, or agreements of the Borrower or such Loan Party under any other agreement with any Person if such failure, in the opinion of LaSalle, has or is likely to have a Material Adverse Effect with respect to the Borrower or any other Loan Party;

(d) the creation (whether voluntary or involuntary) of, or any attempt to create, any lien or other encumbrance upon any of the Collateral or any property or assets of the Borrower or any other Loan Party, other than the Permitted Liens, or the making or any attempt to make any levy, seizure or attachment thereof or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral or any property or asset of the Borrower or any other Loan Party, or the loss, theft, damage or destruction of all or a substantial portion of the property and assets of the Borrower or a Loan Party;

(e) the making of an assignment or proposal in bankruptcy by the Borrower or any other Loan Party or the filing by the Borrower or any other Loan Party of notice of its intention to make a proposal in bankruptcy or the commencement of any proceedings in bankruptcy by or against the Borrower or any other Loan Party for the liquidation or reorganization of the Borrower or any other Loan Party or alleging that the Borrower or such Loan Party is insolvent or unable to pay its debts as they mature or for the readjustment or arrangement of the Borrower's or any other Loan Party's debts, whether under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or the United States Bankruptcy Code or under any other law, whether state, provincial or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving the Borrower or any other Loan Party; provided, however, that if such commencement of proceedings against the Borrower or such Loan Party is involuntary, such action shall not constitute an Event of Default unless such proceedings are not forthwith contested in good faith by the Borrower or such Loan Party and dismissed within fifteen (15) days after the commencement of such proceedings;

(f) the appointment of a receiver or trustee for the Borrower or any other Loan Party, for any of the Collateral or for any substantial part of the Borrower's or any other Loan Party's assets or the institution of any proceedings for the dissolution or winding up, or the full or partial liquidation, or (without the consent of LaSalle) the merger, amalgamation or consolidation, of the Borrower or any other Loan Party which is a corporation or a partnership; provided, however, that if such appointment or commencement of proceedings against the Borrower or

                                                                             44.

such Loan Party is involuntary, such action shall not constitute an Event of Default unless such appointment or proceeding has resulted in a seizure or possession of any of the Borrower's or any other Loan Party's property or assets by such receiver or trustee, or is not forthwith contested in good faith by the Borrower or such Loan Party and revoked or dismissed within fifteen (15) days after the commencement of such proceedings;

(g) the entry of any judgment or the issuance or registration of any writ of enforcement or order against the Borrower or any other Loan Party which, or the Canadian Dollar Equivalent Amount of which, is in excess of Fifty Thousand Canadian Dollars (Cdn. $50,000) and which remains unsatisfied or undischarged and in effect for five (5) days after such entry without a stay of enforcement or execution;

(h) the occurrence of a default or an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to LaSalle pursuant to which such Person has guaranteed to LaSalle the payment of all or any of the Liabilities or has granted LaSalle a security interest in or lien upon some or all of such Person's real and/or personal property to secure directly or indirectly the payment of all or any of the Liabilities;

(i) the occurrence of a default or an event of default, which continues after the passage of any cure period, under any other agreement or instrument evidencing indebtedness for borrowed money in excess of Fifty Thousand Canadian Dollars (Cdn. $50,000) executed or delivered by the Borrower or any other Loan Party or pursuant to which agreement or instrument the Borrower or any other Loan Party or its properties is or may be bound;

(j) the occurrence of any event or condition (including without limitation any change in the operations or business of the Borrower or any other Loan Party which has or is likely to have a Material Adverse Effect in respect of the Borrower or any other Loan Party, or any change in ownership of, or pledge, transfer, assignment or disposition of, or grant of security in, any shares of, the Borrower, all as determined by LaSalle in its sole discretion; or

(k) if the Guarantor shall fail to perform, keep or observe any of the covenants, conditions, promises, agreements or other obligations of the Guarantor to the U.S. Lender under any agreements now or hereafter existing between the Guarantor and U.S. Lender including the U.S. Loan and Security Agreement or in the event of the termination of the U.S. Loan and Security Agreement.

14.               REMEDIES UPON AN EVENT OF DEFAULT

(a) Upon the occurrence of a Default or Event of Default, LaSalle shall have no further obligation to make or extend any Loan hereunder or to grant any other financial accommodation to the Borrower.

(b) Upon the occurrence of an Event of Default described in SUBSECTION 13(e) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind, and upon the occurrence of any other Event of Default, any or all of the Liabilities may, at the option of LaSalle, and without demand, notice or legal process of any kind, be

                                                                             45.

declared, and immediately shall become, due and payable. Upon either occurrence, LaSalle may, in addition to any other right or remedy which it may have at law or in equity, proceed to realize its security hereunder and to enforce its rights by:

                  (i)      entry;

                  (ii) the appointment by instrument in writing of a receiver or receivers of the Collateral or any part thereof (which receiver or receivers may be any person or persons, whether an officer or officers or employee or employees of LaSalle or not and LaSalle may remove any receiver or receivers so appointed and appoint another or others in his or their stead);

                  (iii) proceedings in any court of competent jurisdiction for the appointment of a receiver or receivers or for sale of the Collateral or any part thereof; or

                  (iv) any other action, suit, remedy or proceeding authorized or permitted hereby or by law or by equity.

                  In addition, LaSalle may file such proofs of claim and other documents as may be necessary or advisable in order to have its claim lodged in any bankruptcy, winding-up or other judicial proceedings.

(c)               Any receiver or receivers so appointed shall have power to:

                  (i) take possession of and to use the Collateral of any part thereof;

                  (ii) carry on the business of the Borrower or any other Loan Party (including, but not limited to, the taking or defending of any actions or legal proceedings, and the doing or refraining from doing all other things as to the receiver may seem necessary or desirable in connection with the business, operations and affairs of the Borrower or any other Loan Party);

                  (iii) borrow money required for the maintenance, preservation or protection of the Collateral or any part thereof or the carrying on of the business of the Borrower or any other Loan Party;

                  (iv) further charge the Collateral in priority to the security interests of this Agreement as security for money so borrowed; and

                  (v) sell, lease or otherwise dispose of the whole or any part of the Collateral on such terms and conditions and in such manner as the receiver shall determine.

                  LaSalle shall not be responsible for any actions or errors of omission by the receiver or receivers in exercising any such powers.

                  In addition, LaSalle may enter upon, use, occupy and possess the Collateral or any part thereof, free from all encumbrances, liens and charges, except for Permitted Liens, without

                                                                             46.

hindrance, interruption or denial of the same by the Borrower or any other Loan Party or by any other person or persons save only a landlord pursuant to its rights of reversion under any lease of real property on expiry of its term, and may lease or sell the whole or any part or parts of the Collateral. Any sale hereunder may be made by public auction, by public tender or by private contract, with or without notice and with or without advertising and without any other formality (except as required by law), all of which are hereby waived by the Borrower. Such sale shall be on such terms and conditions as to credit or otherwise and as to upset or reserve bid or price as to LaSalle in its sole discretion may seem advantageous. Such sale may take place whether or not LaSalle has taken possession of the Collateral.

                  No remedy for the realization of the security interests granted pursuant hereto or pursuant to any security held by LaSalle or for the enforcement of the rights of LaSalle shall be exclusive of or dependent on any other such remedy, but any one or more of such remedies may from time to time be exercised independently or in combination. The term "receiver" as used in this Agreement includes a receiver and manager.

                  At LaSalle's request, the Borrower shall, at the Borrower's expense, assemble the Collateral and make it available to LaSalle at one or more places to be designated by LaSalle. The Borrower recognizes that if the Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to LaSalle, and the Borrower agrees that LaSalle shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least fifteen (15) calendar days before such disposition. Any proceeds of any disposition by LaSalle of any of the Collateral may be applied by LaSalle to the payment of expenses and any borrowings in connection with the Collateral and its realization including, without limitation, legal fees and disbursements (on a solicitor-client basis) of both in-house and outside counsel and any balance of such proceeds may be applied by LaSalle toward the payment of such of the Liabilities, and in such order of application, as LaSalle may from time to time elect or re-elect.

15.               INDEMNIFICATION

(a)               General Indemnity.

                  The Borrower agrees to defend (with counsel satisfactory to LaSalle), protect, indemnify and hold harmless LaSalle, each affiliate or subsidiary of LaSalle, and each of their respective officers, directors, employees, attorneys and agents (each an "INDEMNIFIED PARTY") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the fees (on a full indemnity basis) of internal and external counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner

                                                                             47.

relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant to any of the foregoing, the making and the management of the Loans or the use or intended use of the proceeds of the Loans. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Revolving Loans hereunder from the date incurred by each Indemnified Party until paid by the Borrower, be added to the Liabilities of the Borrower and be secured by the Collateral. The provisions of this SECTION 15 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

(b)               Environmental Indemnity.

                  Without limiting the generality of SUBSECTION 15(a), the Borrower shall at all times indemnify and hold harmless the Indemnified Parties from and against any and all liabilities and costs suffered or incurred by such Indemnified Parties including, without limitation, any and all orders, directions, suits, actions, proceedings, claims, settlements, damages, losses, liabilities, costs and expenses (including, without limitation, legal fees and disbursements on a solicitor-client basis, litigation costs and any costs of settlement), with respect to: (i) any actual or threatened Release of Hazardous Materials or the presence of any Hazardous Materials affecting any of the properties of the Borrower or any other Loan Party, whether or not the same originates or emanates from any such properties or any contiguous property, including any loss of value of any such properties as a result of any of the foregoing; (ii) any costs of remedial, preventative or similar action which may be imposed by any Governmental Authority on the Borrower or any other Loan Party, including without limitation, any prosecution initiated or threatened with respect to non-compliance with Environmental Laws, (iii) any costs of remedial, preventative or similar action incurred by any Governmental Authority or any costs incurred by any other person or damages from injury to, destruction of, or loss of natural resources, including costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Laws; (iv) liability for personal injury or property damage arising under any statutory, common law, tort, breach of statutory duty, riparian rights, strict liability or any other doctrine or theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance, trespass or for the carrying on an abnormally dangerous activity at or near any of the properties of the Borrower or any other Loan Party; (v) any environmental liabilities and costs affecting any of the properties of the Borrower or any other Loan Party within the jurisdiction of any Governmental Authority; and/or (vi) any other environmental liabilities and costs.

16.               MISCELLANEOUS

(a)               Notices.

                  All written notices and other written communications with respect to this Agreement or any of the Other Agreements shall be sent by ordinary or registered mail, by telecopy or delivered in person, and in the case of LaSalle shall be sent to it at Maritime Life

                                                                             48.

Tower, 15th Floor, P.O. Box 114, 79 Wellington Street West, Toronto, Ontario M5K 1G8 Attention: Vice President, Asset Based Lending, (if by telecopy to telecopy number 416-367-7943) and in the case of the Borrower or any other Loan Party shall be sent to or in care of the Borrower at 5030 Timberlea Boulevard, Mississauga , Ontario, L4W 2S5, Attention: President (if by telecopy to telecopy no. (905) 238-3402). The notice or other communication so sent shall be deemed to be received on the day of personal delivery or telecopy, or if mailed, three days following the date of such mailing.

(b)               Choice of Governing Law and Construction.

                  Except as expressly set forth therein, this Agreement and the Other Agreements shall be governed and controlled by the laws of the Province of Ontario and the laws of Canada applicable therein as to interpretation, enforcement, validity, construction, effect, and in all other respects, including, without limitation, the legality of the interest rate and other charges, but excluding perfection of the security interests in the Collateral, which shall be governed and controlled by the laws of the relevant jurisdiction.

(c)               Forum Selection and Service Of Process.

                  To induce LaSalle to accept this Agreement, the Borrower, for itself and the other Loan Parties, irrevocably: (i) agrees that, subject to LaSalle's sole and absolute election, all actions or proceedings in any way, manner or respect, arising out of or from or related to this Agreement, the Other Agreements or the Collateral shall be litigated in courts having situs within the city of Toronto, Province of Ontario; (ii) consents and submits to the jurisdiction of any local, provincial or federal courts located within said city and province; and (iii) hereby waives any right it may have to transfer or change the venue of any litigation brought by LaSalle in accordance with this paragraph.

(d)               Modification and Benefit of Agreement

                  This Agreement shall be binding upon the Borrower, the other Loan Parties and LaSalle and their respective successors and assigns and shall enure to the benefit of the Borrower and LaSalle and their respective successors and assigns. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by the Borrower and/or the other Loan Parties as applicable and LaSalle. The Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof including, without limitation, any right, title, interest, remedies, powers or duties thereunder. The Borrower, for itself and the other Loan Parties, hereby consents to LaSalle's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participation therein including, without limitation, LaSalle's right, title, interest, remedies, powers and/or duties thereunder. The Borrower agrees that it shall execute and deliver such documents as LaSalle may request in connection with any such sale, assignment, transfer or other disposition.

(e)               Headings of Subdivisions.

                  The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

                                                                             49.

(f)               Power of Attorney.

                  The Borrower, for itself and the other Loan Parties, acknowledges and agrees that its appointment of LaSalle as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

(g)               Waiver of Jury Trial, Other Waivers, Confidentiality.

                  LaSalle and the Borrower (for itself and the other Loan Parties) hereby waive all rights to trial by jury in any action or proceeding which pertains directly or indirectly to this Agreement, any of the Other Agreements, the Liabilities, the Collateral or any alleged tortious conduct or which, in any way, directly or indirectly, arises out of or relates to the relationship between the Borrower and LaSalle. In no event shall LaSalle be liable for lost profits or other special or consequential damages. The Borrower (for itself and the other Loan Parties) hereby waives all rights to notice and hearing of any kind prior to the exercise by LaSalle of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon such Collateral without prior notice or hearing, and hereby waives demand, presentment, protest and notice of non-payment, and further waives the benefit of all valuation, appraisal and exemption laws. LaSalle's failure, at any time or times hereafter, to require strict performance of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of LaSalle thereafter to demand strict compliance and performance therewith. Any suspension or waiver by LaSalle of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of LaSalle in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by LaSalle unless such suspension or waiver is in writing, signed by two duly authorized officers of LaSalle and directed to the Borrower specifying such suspension or waiver.

(h)               Timing of Payments.

                  Any payment required to be made by the Borrower to LaSalle hereunder or under any security shall be made in the currency in respect of which the obligation requiring such payment arose. Any payment received by LaSalle after 3:00 p.m. (Toronto time) on a Business Day, or on any day that is not a Business Day, shall be credited to the account of the Borrower as applicable on the next following Business Day.

(i)               Canadian Currency.

                  All dollar amounts specified herein are in Canadian Dollars unless otherwise indicated.

                                                                             50.

(j)               Judgment Currency.

                  If in the recovery by LaSalle of any amount owing hereunder or under any of the Other Agreements in any currency, judgment can only be obtained in another currency and because of changes in the exchange rate of such currencies between the date of judgment and payment in full of the amount of such judgment, the amount of recovery under the judgment differs from the full amount owing hereunder, the Borrower shall pay any such shortfall to LaSalle; such shortfall can be claimed by LaSalle against the Borrower as an alternative or additional cause of action and any surplus received by LaSalle will be repaid to the Borrower.

(k)               Severability.

                  In the event any provision of this Agreement is for any reason held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(l)               Conflicts.

                  In the event there occurs any conflict or inconsistency between any provision of this Agreement and any provision of the Other Agreements, the provision of this Agreement shall govern.

                                                                             51.

(m)               Counterparts.

                  This Agreement and any amendments, waivers, consents, acknowledgements or supplements may be executed in number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set out on the first page hereof.

                                     DELPHAX TECHNOLOGIES
                                     CANADA LIMITED

                                     By: /s/ Robert M. Barniskis
                                         -----------------------
                                     Name: Robert M. Barniskis
                                     Title: CFO and Secretary

                                     ABN AMRO BANK N.V., CANADA BRANCH

                                     By: /s/ Keith Hughes
                                         ----------------
                                     Name: Keith Hughes
                                     Title: Senior Vice President

                                     By: /s/ Darcy Mack
                                         ---------------
                                     Name: Darcy Mack
                                     Title: V.P. Asset Based Lending

                                                                             52.

TO:               ABN AMRO BANK N.V., CANADA BRANCH

                  The undersigned hereby acknowledges and consents to the provisions of the foregoing credit agreement, confirms any covenant, representation or warranty in any way relating to it and confirms the continuing nature thereof, and covenants and agrees to abide by all covenants and agreements of the Borrower to cause any action or thing to be done by it and all covenants and agreements otherwise relating to it.

                                     DELPHAX TECHNOLOGIES INC.

                                     By: /s/ Robert M. Barniskis
                                         -----------------------
                                     Name: Robert M. Barniskis
                                     Title: Vice President, Chief Financial
                                            Officer and Secretary